                                                                   EXHIBIT 10.17

                     CONFIDENTIAL INFORMATION OMITTED AND
         FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
                       ASTERISKS DENOTE SUCH OMMISSIONS.




                      UNITED STATES ENRICHMENT CORPORATION
                                WASHINGTON, D.C.



CONTRACTOR:               TECHSNABEXPORT CO. LTD.
                          109180 MOSCOW, STAROMONETY
                          PER. 26, RUSSIA



            INITIAL IMPLEMENTING CONTRACT FOR THE AGREEMENT BETWEEN
                 THE GOVERNMENT OF THE UNITED STATES OF AMERICA
                  AND THE GOVERNMENT OF THE RUSSIAN FEDERATION
             CONCERNING THE DISPOSITION OF HIGHLY ENRICHED URANIUM
                         EXTRACTED FROM NUCLEAR WEAPONS



THIS CONTRACT HAS BEEN ENTERED INTO THIS 14 DAY OF JANUARY, 1994, BY AND BETWEEN THE UNITED STATES ENRICHMENT CORPORATION, EXECUTIVE AGENT OF THE UNITED STATES OF AMERICA, AND TECHSNABEXPORT, EXECUTIVE AGENT OF THE MINISTRY OF ATOMIC ENERGY, EXECUTIVE AGENT OF THE RUSSIAN FEDERATION. ENGLISH AND RUSSIAN LANGUAGE VERSIONS OF THIS CONTRACT WILL BE SIGNED BY THE PARTIES. IN THE EVENT OF INCONSISTENCY BETWEEN ANY TERMS, THE ENGLISH VERSION SHALL CONTROL.


UNITED STATES ENRICHMENT                TECHSNABEXPORT CO. LTD.
CORPORATION


By:  /s/ William H. Timbers, Jr.        By:   /s/ Albert A. Shishkin
     ------------------------------           ----------------------------
     William H. Timbers, Jr.                  Albert A. Shishkin
     Transition Manager                       President

                                              /s/ Alexei A. Grigoriev
                                              ---------------------------
                                              Alexei A. Grigoriev
                                              Director
                                              URANSERVIS

                                     PART I
                               TABLE OF CONTENTS

                                                                           PAGES


B.01     DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .

B.02     AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

B.05     SUPPLIES, OR SERVICES AND PRICES/COSTS   . . . . . . . . . . . . . .

B.06     DELIVERY ORDER PRICING . . . . . . . . . . . . . . . . . . . . . . .

B.07     ECONOMIC PRICE ADJUSTMENT OF THE TOTAL DOLLAR AMOUNT OF EACH
         DELIVERY ORDER . . . . . . . . . . . . . . . . . . . . . . . . . . .

B.20     PAYMENT CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . .

C.03     DESCRIPTION/SPECIFICATIONS OF SUPPLIES . . . . . . . . . . . . . . .

D.01     PACKAGING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

D.02     MARKING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

E.01     INSPECTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

E.02     ACCEPTANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

F.01     DELIVERY SCHEDULE  . . . . . . . . . . . . . . . . . . . . . . . . .

F.02     POINT OF DELIVERY  . . . . . . . . . . . . . . . . . . . . . . . . .

F.03     PERIOD OF DELIVERY . . . . . . . . . . . . . . . . . . . . . . . . .

F.11     VARIATION IN QUANTITY  . . . . . . . . . . . . . . . . . . . . . . .

F.12     DELIVERY OF EXCESS QUANTITIES  . . . . . . . . . . . . . . . . . . .

F.16     F.O.B. VESSEL, PORT OF SHIPMENT. . . . . . . . . . . . . . . . . . .

F.21     ACCELERATED DELIVERIES . . . . . . . . . . . . . . . . . . . . . . .

G.01     CORRESPONDENCE PROCEDURES  . . . . . . . . . . . . . . . . . . . . .

G.02     BILLING INSTRUCTIONS . . . . . . . . . . . . . . . . . . . . . . . .

G.03     DOE CONTRACTING OFFICER'S REPRESENTATIVE (COR) ADDRESS . . . . . . .

G.04     REMITTANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

H.01     CONSECUTIVE NUMBERING  . . . . . . . . . . . . . . . . . . . . . . .

H.02     FINANCIAL EXPERTISE  . . . . . . . . . . . . . . . . . . . . . . . .

H.03     PEACEFUL AND NON-EXPLOSIVE USES OF LEU . . . . . . . . . . . . . . .

H.04     SETTLEMENT OF BUSINESS DISPUTES  . . . . . . . . . . . . . . . . . .

H.05     TIMES OF ACCESS  . . . . . . . . . . . . . . . . . . . . . . . . . .

H.06     GOOD FAITH EFFORT TO RESOLVE INCONSISTENCY BETWEEN
         ENGLISH TEXT AND ANY TRANSLATION THEREOF . . . . . . . . . . . . . .

H.07     ENTRY INTO FORCE . . . . . . . . . . . . . . . . . . . . . . . . . .

H.08     ANNUAL REVIEWS . . . . . . . . . . . . . . . . . . . . . . . . . . .

H.10     REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF THE
         CONTRACTOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

H.11     TECHNICAL DIRECTION  . . . . . . . . . . . . . . . . . . . . . . . .

H.12     MODIFICATION AUTHORITY . . . . . . . . . . . . . . . . . . . . . . .

H.13     FORCE MAJEURE  . . . . . . . . . . . . . . . . . . . . . . . . . . .

H.14     GOVERNMENT PROPERTY AND DATA . . . . . . . . . . . . . . . . . . . .

H.15     USE OF PROCEEDS OF SALE  . . . . . . . . . . . . . . . . . . . . . .

H.16     CLARIFICATION OF GOVERNMENT DELAY OF WORK  . . . . . . . . . . . . .

H.17     PROVISION REGARDING STATUS OF TENEX  . . . . . . . . . . . . . . . .

H.18     CLARIFICATION OF DUTY FREE ENTRY . . . . . . . . . . . . . . . . . .

H.25     PROPOSAL TO CREATE A JOINT RUSSIAN-AMERICAN COMPANY  . . . . . . . .

H.26     ARRANGEMENTS FOR CYLINDERS, OVERPACKS, AND TRANSPORTATION. . . . . .

H.27     POSSIBLE RETURN OF NATURAL URANIUM COMPONENT TO TENEX  . . . . . . .

H.28     TERMINATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .

H.29     CONSEQUENTIAL DAMAGES  . . . . . . . . . . . . . . . . . . . . . . .

         ADDENDUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

         TECHSNABEXPORT CO., LTD. SIGNATURES  . . . . . . . . . . . . . . . .

         PREAMBLE TO SECTION I  . . . . . . . . . . . . . . . . . . . . . . .

I.10     GOVERNMENT DELAY OF WORK  . . . . .  . . . . . . . . . . . . . . . .

I.11     ELECTRONIC FUNDS TRANSFER PAYMENT METHODS . . . . . . . . . . . . . .

I.12     ORDERING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

I.14     DEFINITE QUANTITY  . . . . . . . . . . . . . . . . . . . . . . . . .

I.15     DELIVERY-ORDER LIMITATIONS . . . . . . . . . . . . . . . . . . . . .

I.20     HAZARDOUS MATERIAL IDENTIFICATION AND MATERIAL SAFETY
         DATA ALTERNATE I . . . . . . . . . . . . . . . . . . . . . . . . . .

I.22     DUTY-FREE ENTRY  . . . . . . . . . . . . . . . . . . . . . . . . . .

I.23     RESTRICTIONS ON CERTAIN FOREIGN PURCHASES  . . . . . . . . . . . . .

I.24     INCONSISTENCY BETWEEN ENGLISH TEXT AND ANY TRANSLATION
         THEREOF OF CONTRACT . . . . . . . . . . . . . . . . . . . . . . . . .

I.33     TAXES--FIXED-PRICE CONTRACTS WITH FOREIGN GOVERNMENTS . . . . . . . .

I.48     GOVERNMENT PROPERTY (FIXED-PRICE CONTRACTS) . . . . . . . . . . . . .

I.68     LIMITATION OF LIABILITY  . . . . . . . . . . . . . . . . . . . . . .

I.69     AUTHORIZED DEVIATIONS IN CLAUSES . . . . . . . . . . . . . . . . . .

I.92     COMPUTER GENERATED FORMS . . . . . . . . . . . . . . . . . . . . . .

I.93     NOTICE OF RADIOACTIVE MATERIALS  . . . . . . . . . . . . . . . . . .

J        LIST OF ATTACHMENTS . . . . . . . . . . . . . . . . . . . . . . . . .

                                     PART I

                                   SECTION B

                     SUPPLIES OR SERVICES AND PRICES/COSTS


B.01     DEFINITIONS

         (a)     The term "DOE" means the United States Department of Energy.

         (b) The term "TECHSNABEXPORT" or "TENEX" means Techsnabexport Co., Ltd., a joint-stock company organized and existing under the laws of the Russian Federation.

         (c) The term "MINATOM" means the Ministry of the Russian Federation of Atomic Energy.

         (d) The term "persons acting on behalf of DOE" includes authorized employees and contractors of DOE, and employees of such contractors, who implement or participate in the implementation of this contract pursuant to their employment or their contracts with DOE.

         (e) The term "persons acting on behalf of Techsnabexport Co., Ltd." includes employees and contractors of Techsnabexport Co., Ltd., and employees of such contractors, who implement or participate in the implementation of this contract pursuant to their employment or their contracts with Techsnabexport Co., Ltd.

         (f)     The term "Government", unless otherwise specified, means DOE.

         (g)     The term "Contractor" means TENEX.

         (h) The term "HEU" means uranium enriched to ninety (90) percent or greater in the isotope 235.

         (i) The term "LEU" means uranium enriched to less than five (5) percent in the isotope 235.

         (j) The term "Offeror" or "apparently successful offeror" is understood to mean TENEX.

         (k) The term "Government-Furnished Property or Government Property" as used in Part II, Section I, Clause 48 shall be understood to mean United States Government property.

         (l) The term "Contracting Officer" means the person representing the U.S. having authority to enter into, administer, or terminate contracts and make related determinations and findings.

         (m) The term "Contracting Officer's Representative" or "COR" means the person authorized by the Contracting Officer to issue technical direction to TENEX during the performance of this contract.

         (n) The term "tails material" means uranium produced as a result of the performance of enrichment Operations and with an isotope 235 assay less than 0.711 weight percent U-235 in total uranium.

         (o) The term "fiscal year" refers to the U.S. Government fiscal year beginning October 1 each year and ending September 30 of the following year.

         (p) The term "Government-to-Government Agreement" means the Agreement between the Government of the United States of America and the Government of the Russian Federation Concerning the Disposition of Highly Enriched Uranium Extracted from Nuclear Weapons of February 18, 1993, provided as Attachment 9 to the contract.

         (q) The term "calendar year" refers to the period beginning with January 1 and ending with December 31 of each respective year.

         (r) The term "importer", for the purposes of this contract, means DOE unless otherwise specified.

         (s) The term "Separate Work Unit" (SWU) means the standard U.S. measure of enrichment services that represents the effort expended to separate uranium into a stream containing a higher concentration of the fissionable U-235 isotope and a stream containing a lower concentration of U-235.

         (t) The term "natural uranium" refers to uranium containing 0.711 percent of the isotope 235.

         (u) The term "delivery order" means a document obligating TENEX to supply and DOE to receive the delivered material.

         (v) The term "schedule of delivery" means a document which includes in it agreed-upon quantities and months of delivery in the current fiscal year.

         (w) The term "Natural Uranium Component" means non-irradiated uranium with natural assay of isotope uranium-235, i.e. 0,711 weight percent, in the form of natural uranium hexaflouride, in the quantity necessary for the production of the LEU determined quantity.

B.02     AGREEMENT


         This contract, signed this ______ day of ______________, 1994, by and between the UNITED STATES DEPARTMENT OF ENERGY (DOE) Executive Agent of the UNITED STATES OF AMERICA, and TECHSNABEXPORT CO., LTD (TENEX), agent of the MINISTRY OF ATOMIC ENERGY, Executive Agent of the RUSSIAN FEDERATION, shall enter into force pursuant to Clause H. 07.

         WITNESSETH THAT:

         WHEREAS, this contract constitutes the initial implementing contract under the Government-to-Government Agreement and is subject to the terms and conditions therein, and

         WHEREAS, DOE is authorized to enter into contracts for the purchase of Russian LEU by the Atomic Energy Act of 1954, as amended; the Department of Energy Organization Act (P.L. 95-91); and other applicable law, and

         WHEREAS, TENEX is authorized to enter into contracts for the sale of Russian Low Enriched Uranium (LEU), on behalf of MINATOM, to the DOE pursuant to Ukase of the President of the Russian Federation "About Ministry of the Russian Federation of Atomic Energy" No. 61 of January 29, 1992; and other applicable law:

         DOE AND TENEX HAVE AGREED AS FOLLOWS.

B.05     SUPPLIES, OR SERVICES AND PRICES/COSTS

TENEX shall be obligated to deliver the quantities specified by DOE during each annual review. DOE may order LEU up to the amount of LEU contained in 10 MT of HEU each year for the first 5 years, and at the amount of LEU contained in 30 MT of HEU each year thereafter in accordance with paragraph 2. (iii) of Article 2 of the Government-to-Government Agreement. Additional annual amounts may be ordered subject to mutual agreement in the annual reviews (See section H.08).

ITEM   DESCRIPTION           QTY (KgU)       UNIT PRICE      TOTAL
                                             (FY 93 $'S)     AMOUNT

0001   In FY 1994 thru 2013 15,258,620       $780.00         $11,901,724,000
       purchases of LEU having an
       assay of 4.4 percent in the
       isotope 235, derived from
       blending 500 metric tons of
       HEU having an assay of 90
       percent in the isotope 235

       with LEU containing no greater
       than 1.5 percent in the isotope 235.
       (See Clauses B.06 and B.07)

 MAXIMUM AMOUNT OF CONTRACT (IN FY 93 $'S):                  $11,901,724,000

Deliveries are carried out after receipt by TENEX of DOE orders for deliveries in accordance with F.01 of the contract.


B.06     DELIVERY ORDER PRICING

The total amount of dollars for 4.4 percent U-235 derived from HEU will be $780.00 per kilogram of each delivery order placed in the FY 1994. For the purpose of pricing each delivery order, one (1) KgU of LEU consists of 6.0386 SWUs at $82.10 per SWU and 9.9757 KgUs of natural uranium at $28.50 per KgU. DOE will notify TENEX on a quarterly basis of the total quantity of natural uranium which has been used for overfeeding or has been resold during this period. When the natural uranium component is ordered by DOE, the price to be paid for this component will be the price agreed upon at the annual review which will be established based upon U.S. inflation and changes in international market conditions for the fiscal year in which the order is placed. It is understood that by the end of the period of performance, DOE will have purchased and paid for all quantities of natural uranium component of the LEU delivered by TENEX during this period.

Prices for future years will be adjusted as part of the annual review. In the event that agreement on price is not reached at the annual review meeting, the price for the previous year shall apply in any orders placed for the following year. In the event that agreement on price is not reached at the next annual review meeting, delivery orders, if any, shall not be placed until agreement is reached, therefore, there would be no obligation under the contract for TENEX to deliver LEU in the absence of an agreement on price. Furthermore, in the event agreement is not reached on the issue of price, there would be no liability for any damages under the contract for either party arising out of such a failure to agree.


B.07     ECONOMIC PRICE ADJUSTMENT OF THE TOTAL DOLLAR AMOUNT FOR
         DELIVERY ORDER(S)

The total dollar amount of the LEU having an assay of 4.4 percent in the isotope U-235 for each delivery order shall be adjusted for U.S. inflation and changes in international market conditions during the annual review, with respect to prices for orders placed in the following year.

B.20     PAYMENT CONDITIONS

No payment shall be made under this contract prior to issuance of Delivery Orders, nor in any event, prior to July 1, 1993. Payments for the uranium component of LEU ordered shall be made when the uranium is used to overfeed the DOE Enrichment Plants and/or when the uranium is resold. Should the amounts of LEU ordered by DOE or its successor, the United States Enrichment Corporation, be less than the quantity of LEU derived from 10 MT of HEU per year for the first 5 years and 30 MT per year thereafter, then the difference may be ordered by DOE or its successor in subsequent years. DOE shall effect payment for the natural uranium component on the basis of the price levels agreed upon at the annual review, as it is indicated in B.06.


                                   SECTION C

                     DESCRIPTION/SPECIFICATIONS/WORK SHEET


C.03     DESCRIPTION/SPECIFICATIONS OF SUPPLIES

The Description/Specifications of Supplies are contained in Attachment (2) of this contract.


                                   SECTION D

                             PACKAGING AND MARKING

D.01     PACKAGING

         Packaging shall be marked in conformance with Instructions identified in Attachment 3.


D.02     MARKING

         (a) Shipping containers shall be marked in conformance with Attachment 3.

         (b) Additionally, each package, report or other deliverable shall be accompanied by a letter or other document which:

         (1) Identifies the contract by number under which the item is being delivered;

         (2) Identifies the deliverable Item Number or Report Requirement which requires the delivered item(s); and

         (3) Indicates whether the Contractor considers the delivered item to be a partial or full satisfaction of the requirement.

         (c) For any package, report or other deliverable being delivered to a party other than the Contracting Officer, a copy of the document required in (b) above shall be simultaneously provided to the office administering the contract, as identified in Section G of the contract, or if none, to the Contracting Officer.

                                   SECTION E

                           INSPECTION AND ACCEPTANCE


E.01     INSPECTION

Inspection of all items under this contract shall be performed by the (COR), or any other duly authorized Government representative and will be conducted in accordance with Attachment 4.

E.02     ACCEPTANCE

Acceptance of all deliverables under this contract (including "Reporting Requirements," if any) shall be carried out by the Contracting Officer, or any duly designated representative of the Contracting Officer in accordance with Attachment 4.


                                   SECTION F

                           DELIVERIES OR PERFORMANCE


F.01     DELIVERY SCHEDULE

Beginning with FY 1995 deliveries, the annual delivery schedule will be agreed upon six (6) months prior to the fiscal year. Delivery orders will be issued in accordance with the delivery schedule at least six (6) months prior to the desired LEU delivery month. The quantity of the delivery order can vary within plus or minus 10 percent against planned quantities defined in the deliver schedule. Enrichment assays can not be changed against those specified in the deliver schedule.

F.02     POINT OF DELIVERY

Deliveries of LEU derived from HEU under this contract shall be made F.O.B. vessel, St. Petersburg, in the Russian Federation.

Deliveries of Government furnished equipment listed in Attachment 6 will be made F.O.B. destination, St. Petersburg, Russia, which means that DOE will bear all the costs and risks associated with the delivery of this equipment to St. Petersburg, Russia, in accordance with the terms of the contract.


F.03     PERIOD OF PERFORMANCE

All deliveries under this contract shall be received within 20 years from the effective date of this contract.

F.11     (FAR 52.212-9) VARIATION IN QUANTITY (APRIL 1984)

         (a) A variation in the quantity of any item called for by this contract will not be accepted unless the variation has been caused by conditions of loading, shipping or packing, or allowances in manufacturing processes, and then only to the extent, if any, specified in paragraph (b), below.

         (b) The permissible variation in total annual quantity of LEU to be delivered for each order under this contract shall not exceed +/-300 kilograms of the total annual LEU quantity. This flexibility will be regulated by the last delivery.


F.12     FAR 52.212-10 DELIVERY OF EXCESS QUANTITIES (SEP 1989)

The Contractor is responsible for the delivery of each annual quantity within allowable variations, if any. If the Contractor delivers and the Government receives annual quantities in excess of the quantity called for (after considering any allowable variation in quantity), such excess quantities will be treated as being delivered for the convenience of the Contractor. The Government may retain such excess quantities up to $250 in value without compensating the Contractor therefor, and the Contractor waives all right, title, or interest therein. Quantities in excess of $250 will, at the option of the Government, either be returned at the Contractor's expense or retained and paid for by the Government at the contract unit price.


F.16     FAR 52.247-29 F.O.B. VESSEL, PORT OF SHIPMENT (JUNE 1988)

         (a) The term F.O.B. vessel, port of shipment*, as used in this clause, means free of expense to the Government loaded, stowed, and trimmed on board the ocean vessel at the specified port of shipment.


-----------------------
* This is consistent with the term Free on Board...named port of shipment as defined in "INCOTERMS 1990" provided as Attachment 8.

         (b)     The Contractor shall-

         (1)(i) Pack and mark the shipment to comply with contract specifications; or

         (ii) In the absence of specifications, prepare the shipment for ocean transportation in conformance with carrier requirements to protect the goods and to ensure assessment of the lowest applicable transportation charge;

         (2)(i) Deliver the shipment on board the ocean vessel in good order and condition on the date or within the period fixed; and

         (ii) Pay and bear all charges incurred in placing the shipment actually on board;

         (3) Provide a clean ship's receipt or on-board ocean bill of lading;

         (4) Be responsible for any loss of and/or damage to the goods occurring before delivery of the shipment on board the ocean vessel; and

         (5) At the Government's request and expense, assist in obtaining the documents required for (i) exportation or (ii) importation at destination.


F.21     ACCELERATED DELIVERIES

The quantities set forth in Part I Section B.05 are minimum quantities to be provided each year by TENEX. The DOE and the Contractor agree to explore all opportunities to accelerate deliveries under this contract. The parties shall, on or about October 1, 1993, and thereafter each year, at the Annual Review Meeting (see Clause H.08), review the schedule to identify potential acceleration of deliveries.


                                   SECTION G

                          CONTRACT ADMINISTRATION DATA


G.01     CORRESPONDENCE PROCEDURES (JAN 1992)

To promote timely and effective administration, correspondence submitted under this contract shall include the contract number and shall be subject to the following procedures:

         (a) Technical Correspondence. Technical correspondence (as used herein, this term excludes technical correspondence where patent or technical data issues are involved and correspondence which proposes or otherwise involves waivers, deviations, or modifications to the requirements, terms, or conditions of this contract) shall be addressed to the DOE Contracting Officer's Representative (COR), with an information copy of the correspondence to the DOE Contracting Officer (see paragraph (c), below).

         (b)     Other Correspondence.

         (1) If no Government Contract Administration Office is designated on the Contract Form of this contract, all correspondence, other than technical correspondence, shall be addressed to the DOE Contracting Officer, with information copies of the correspondence to the DOE COR, and to the DOE Patent Counsel (where patent or technical data issues are involved).

         (2) If a Government Contract Administration Office is designated on the contract form of this contract, all administrative correspondence, other than technical correspondence, shall be addressed to the Government Contract Administration Office so designated, with information copies of the correspondence to the DOE Contracting Officer, DOE COR, and to the DOE Patent Counsel (where patent or technical data issues are involved).

         (c) The DOE Contract Specialist for the contract is located at the address in (d) below and is as follows:

                 Contract Specialist:      Elizabeth Faye Warchal
                 Telephone Number:         (202) 634-4428
                 FAX Number:               (202) 634-4436
                 Telex Number:              710  822-0176

The Contractor shall use the DOE Contract Specialist as the focal point for all matters regarding this contract except technical matters (see (a) above for definition of technical matters).

         (d) DOE Contacting Officer Address. The Contracting Officer address is as follows:

                 Contracting Officer
                 Department of Energy
                 Office of Placement and Administration
                 Attn:    Ms. Carol M. Rueter/PR-322.4
                 1000 Independence Avenue, SW
                 Washington, DC 20585

                 Attn:    Contract No. DE-ACO1-93NE50067

                 Telephone Number:         (202) 634-4457
                 Telex Number:              710  822-0176

         (e) TENEX Contact Address. The contact point at TENEX is as follows:

                          Mr. Alexei A. Grigoriev
                          Director of Uranium Department
                          Techsnabexport Co., Ltd.
                          109180 Moscow, Staromonetny
                          Per. 26, Russia
                          Telephone Number: 095 239-2008 or 095 239-2005

         (f) Invoices and Technical Reports. Procedures for invoices and technical reports are described in attachments to the contract listed at Section J.


G.02     BILLING INSTRUCTIONS

         (a) The Contractor shall submit the original and three copies of invoices or vouchers in accordance with the Payments provisions of this contract to:

                          Department of Energy
                          Headquarters Procurement Operations
                          PR-34
                          P.O. Box 2500
                          Washington, DC 20013-2500

         (b)     Each invoice or voucher submitted shall include the following:

                 (1)      Contract Number
                 (2)      Contractor Name
                 (3)      Date of Invoice
                 (4)      Invoice Number
                 (5)      Amount of Invoice
                 (6)      Period Covered or Items Delivered
                 (7)      Cumulative Amount Invoiced to Date

         (c) For billing purposes only, use the following formula for calculation of invoice amount:

         _______ SWUs in LEU x Unit Price + _______ KgUs of natural uranium used and/or resold x Unit Price = Invoice Amount


G.03     DOE CONTRACTING OFFICER'S REPRESENTATIVE ADDRESS

         (a)     The COR's address is as follows:

                          U.S. Department of Energy

                          ATTN:  Philip G. Sewell
                          Office Symbol:  NE-30
                          1000 Independence Ave., S.W.
                          Washington, D.C.  20585
                          Telephone Number:  (301) 903-4321
                          FAX:    (301) 903-4765

         (b) The Contractor shall use the COR as the point of contact on technical matters (See clause G.01(a), above, for definition), subject to the restrictions in clause H.11 entitled "Technical Direction."

G.04     REMITTANCE

Payments under this contract shall be made in U.S. currency (by electronic transfer). Payment will be made within 60 days of receipt of a properly submitted invoice (in accordance with Attachment 5). The 60 day period will begin upon notification by the COR that the transfer of title of goods at St. Petersburg has been accomplished, provided that a properly submitted invoice has been received by DOE (in accordance with Attachment 5). Notification will be made by the COR within 32 hours of this transfer of title. A copy of this notification will be provided to TENEX. However, best efforts will be made to issue payment in 30 days.

Should DOE fail to make payment within 60 days of receipt of a properly submitted invoice, the interest penalty shall be at the rate established by the U.S. Secretary of Treasury under Section 12 of the Contract Disputes Act of 1978 (41 U.S.C. 611) that is in effect on the day after the due date, except where the interest penalty is prescribed by other governmental authority. The rate is referred to as the "Renegotiated Board Interest Rate", and it is published in the Federal Register semiannually on or about January 1 and July
1. The interest penalty shall accrue daily on the invoice payment amount approved by the Government and shall be compounded in 30 day increments inclusive from the first day after the due date through the payment date.

Payments shall be made to bank accounts to be mutually agreed upon by the parties. DOE shall not be liable for interest penalties in the event that a bank account has not been mutually agreed upon for payment prior to the issuance of a properly submitted invoice.


                                   SECTION H

                         SPECIAL CONTRACT REQUIREMENTS


H.01     CONSECUTIVE NUMBERING

Due to automated procedures employed in formulating this document, clauses and provisions contained within may not always be consecutively numbered.

H.02     FINANCIAL EXPERTISE

The DOE shall, to the extent of their ability, provide information and advice at no cost to the Russian Federation Government in arranging any commercial sources of advance payment that they may wish to pursue. Assistance to be provided by the DOE shall be on a "best efforts" basis with no liability to DOE.

H.03     PEACEFUL AND NON-EXPLOSIVE USES OF LOW ENRICHED URANIUM

         (a) LEU provided under this contract and any special nuclear material produced through the use of such LEU:

         (1) shall be used only for peaceful, non-explosive purposes and not for any military purpose;

         (2) shall be subject at all times to physical protection measures providing at least the level of physical protection recommended by the International Atomic Energy Agency (IAEA) Document INFCIRC/225 rev 2. or subsequent revisions thereto) ; and

         (3) shall not be exported from the U.S. unless the U.S. has obtained assurances from the recipient at least equivalent to the provisions of
(1) and (2) and an assurance that any such exported material will be subject to a safeguards agreement between the recipient and the IAEA.

         (b) The United States will fulfill all of its obligations under the Treaty on the Non-Proliferation of Nuclear Weapons with respect to the LEU provided under this contract. DOE will make appropriate application for such assurances to the U.S. Department of State and then the U.S. Department of State will notify TENEX that the DOE is in compliance with this article.

         (c) Should the U.S. Government fail to comply with the provisions of paragraph (a) and (b) of this Article, TENEX shall have the right to suspend deliveries of LEU under this contract until the U.S. is in compliance with the above provisions.

H.04     SETTLEMENT OF BUSINESS DISPUTES

Settlement is a desirable solution for business disputes of an international character. Accordingly, DOE and TENEX agree to use a procedure or combination of procedures voluntarily used to resolve issues in controversy without the need to resort to litigation. These procedures include, but are not limited to:

         (a)     Settlement negotiations;
         (b)     Conciliation;
         (c)     Facilitation;

         (d)     Mediation; and
         (e) Non-binding arbitration (upon agreement of the parties arbitration may take place in a neutral country).

Furthermore, DOE and TENEX may each use a neutral person to serve as mediator, fact-finder, or arbitrator, or otherwise function to assist in resolving issues in controversy. A neutral person may be a permanent or temporary officer or employee of the U.S. Government or any other individual who is acceptable to appropriate official of DOE and TENEX. A neutral person shall have no official, financial, or personal conflict of interest with respect to the issues in controversy, unless such interest is fully disclosed in writing, and DOE and TENEX agree that the neutral person may serve.

At an annual review within the first 3 years of this contract, held pursuant to Clause H.08, DOE and TENEX may revisit the subject of dispute settlement procedures and select a revised forum that may involve a neutral country in the event negotiations fail to resolve any business dispute. Any revised forum and terms selected for a dispute settlement procedure shall be consistent with U.S. law.

"Issue in controversy" means a material disagreement between DOE and TENEX related to a claim or which could result in a claim. An issue in controversy can be all or part of a claim.

H.05     TIMES OF ACCESS

The term "reasonable times", as contained in Part II, Section I, Clause I.48 GOVERNMENT PROPERTY - ALTERNATIVE I, (DEAR 952.245-2) paragraph (f), is defined as at least four (4) weeks from the date the contractor receives notice that the Government and/or its designees shall require access to the premises in which any Government property is located for the purpose of inspecting the Government property.


H.06 GOOD FAITH EFFORT TO RESOLVE INCONSISTENCY BETWEEN ENGLISH TEXT AND ANY TRANSLATION THEREOF

In the event any inconsistency should arise between the English text and any Russian translation of the contract, DOE and TENEX shall endeavor in good faith to achieve a uniform interpretation of the contract through the use of a neutral interpreter/translator. Clause I.24 (FAR 52.225-14) shall only take effect if such good faith efforts fail to resolve the inconsistency.


H.07     ENTRY INTO FORCE

This contract shall enter into force upon the conclusion of agreements between the parties to the Government-to-Government Agreement and pursuant to paragraphs 10 and 11 of Article 5 thereof concerning both (a) detailed provisions on transparency, including provisions for nuclear materials accounting, control and access, and, (b) entry and exit, liability, status of personnel, applicable law, and exemptions for taxes and other duties. In this regard, and in order to ensure the achievement of the objectives of the Government-to-Government Agreement, DOE and TENEX agree that:

         (a) there shall be no conversion or blending of materials subject to the Contract prior to its entry into force;

         (b) discussions to conclude the above described agreements shall reconvene without delay upon signature of the Contract; and,

         (c) "conclusion" of the Contract for purposes of paragraphs 10 and 11 of Article 5 of the Government-to-Government Agreement shall be understood to mean entry into force of the Contract.


H.08     ANNUAL REVIEWS

On or about October 1 each year, beginning with October 1, 1993, an Annual Review Meeting will be held between DOE and TENEX, at a mutually agreeable location.

         (a) The areas listed below will be subject to adjustment at the annual review meetings:

         (1) The annual delivery quantities specified by DOE for the year under review.

         (2) Assay levels for the LEU product and tails material. However, in no event will adjustments of the product assay be made beyond the range of
2.8 to 4.95% or adjustments of the tails assay be made beyond the range of 0.2% to 0.3%. Also adjustment below 0.3% tails assay will be subject to an appropriate adjustment in the price per SWU.

         (3) Prices for the following year will be established to account for U.S. inflation and changes in international market conditions.

         (4) Amounts of natural uranium delivered in the LEU but not ordered by DOE in the previous fiscal year.

         (5)     Discussion of any new laws applicable to this contract.


H.10     REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENT OF THE
         CONTRACTOR

The Representations, Certifications and Other Statements of the Contractor, dated April 1, 1993, for this contract are hereby incorporated by reference. This also includes the letter dated March 31, 1993, designating TENEX to act as agent for MINATOM.

H.11     TECHNICAL DIRECTION

         (a) Performance of the work under this contract shall be subject to the technical direction of the COR identified elsewhere in this contract. The term "technical direction" is defined to include:

         (1) Directions to the Contractor which redirect the contract effort, shift work emphasis between work areas or tasks, require pursuit of certain lines of inquiry, fill in details or otherwise serve to accomplish the contractual Statement of Work;

         (2) Provision of written information to the Contractor which assists in the interpretation of drawings, specifications or technical portions of the work description; and

         (3) Review and, where required by the contract, approval of technical reports, drawings, specifications and technical information to be delivered by the Contractor to the Government under the contract.

         (b) Technical direction must be within the scope of work stated in the contract. The COR does not have the authority to, and shall not, issue any technical direction which:

         (1) Constitutes an assignment of additional work outside the Statement of Work;

         (2) Constitutes a change as defined in Attachment 1, Clause 25, entitled "Changes";

         (3) Causes an increase or decrease in the total price or the time required for contract performance;

         (4) Changes any of the expressed terms, conditions or specifications of the contract; or

         (5) Interferes with the Contractor's right to perform the terms and conditions of the contract.

         (c) All technical directions shall be issued in writing by the COR.

         (d) The Contractor shall proceed promptly with the performance of technical directions duly issued by the COR in the manner prescribed by this article and within his authority under the provisions of this clause. If, in the opinion of the Contractor, any instruction or direction by the COR falls within one of the categories defined in (b) (1) through (5) above, the Contractor shall not proceed but shall notify the Contracting Officer in writing within fifteen

(15) working days after receipt of any such instruction or direction and shall request the Contracting Officer to modify the contract accordingly. Upon receiving the notification from the Contractor, the Contracting Officer shall:

         (1) Advise the Contractor in writing within thirty (30) days after receipt of the Contractor's letter if DOE or its successor determines the technical direction to be within the scope of the contract effort and does not constitute a change under the "Changes" clause of the contract with respect to:

         (a) Drawings, designs, or specifications when the supplies to be furnished are to be specially manufactured for the Government in accordance with drawings, designs, or specification;

         (b)     Method of shipment or packing;

         (c)     Place of delivery; or

         (2) Advise the Contractor within a reasonable time, but not later than thirty (30) days, whether or not the Government will issue a written change order.

         (e) A failure of the Contractor and Contracting Officer to agree that the technical direction is within the scope of the contract, or a failure to agree upon the contract action to be taken with respect thereto shall be subject to the provisions of clause H.04. In the event disputes cannot be resolved in accordance with Clause H.04, resolution shall be subject to the Clause entitled "Disputes Alternate I" of the Contract Clauses located in Attachment 1.

H.12     MODIFICATION AUTHORITY

Notwithstanding any of the other provisions of this contract, the Contracting Officer shall be the only individual authorized to:

         (a)     accept nonconforming work;

         (b)     waive any requirement of this contract; or

         (c) modify any term or condition of this contract. Any changes other than administrative changes will be made bilaterally by contract modification.


H.13     FORCE MAJEURE

A Party will not be liable for a failure to perform if the failure to perform arises from causes beyond the control and without the fault or negligence of the Party that have arisen after the entry into force of the contract.

In such a case the time stipulated for the performance of an obligation under the contract is extended corresponding to the duration of these circumstances and their immediate and direct consequences.

The Party for which the performance of obligation became impossible shall immediately notify in writing the other Party of the beginning, expected duration and cessation of the above circumstances.


H.14     GOVERNMENT PROPERTY AND DATA

         (a)     Government-Furnished Property and Data.

Except as otherwise authorized by the Contracting Officer in writing, only that property and data specifically included in the List of Government Property Furnished, Attachment 6 shall be furnished.

H.I5     USE OF PROCEEDS OF SALE

In accordance with paragraph 2(vi) of Article 2 of the Government-to-Government Agreement, a portion of the proceeds from the sale of LEU converted from HEU shall be used by the Russian Federation for the Conversion of defense enterprises, enhancement of the safety of nuclear power plants, environmental clean-up of polluted areas and the construction and operation of facilities in the Russian Federation for the conversion of HEU to LEU.


H.16     CLARIFICATION OF GOVERNMENT DELAY OF WORK

Notwithstanding anything to the contrary, in this clause or any other clause of this contract, the Contracting Officer may take into account causes of Force Majeure as stated in Clause H.13 entitled "Force Majeure".


H.17     PROVISION REGARDING STATUS OF TENEX

Should the status of TENEX as agent of MINATOM change such that TENEX no longer serves, as a matter of fact or law, as agent of MINATOM, MINATOM or its designated agent shall assume, without qualification, condition, modification or delay, all the rights and obligations of TENEX under the Contract.

H.18     CLARIFICATION OF DUTY FREE ENTRY

It is understood that in accordance with U.S. Law, the importer is responsible for any duty associated with the import of this product.


H.25     PROPOSAL TO CREATE A JOINT RUSSIAN-AMERICAN COMPANY

Both parties agree to seek the establishment, as soon as possible, of a Joint Venture including enterprises and private businesses of the United States and the Russian Federation, to facilitate implementation as appropriate of the terms of this purchase contract.


H.26     ARRANGEMENTS FOR CYLINDERS, OVERPACKS, AND TRANSPORTATION

DOE will provide clean 30B cylinders, 21PF-1 overpacks, and 1S sample cylinders no later than one hundred and thirty (130) days before the projected delivery date of the enriched product. The empty clean 30B cylinders and the empty clean 1S sample cylinders shall be delivered filled with dry nitrogen under pressure of 1,300 mbars, which fact shall be recorded in the shipping documentation. DOE will also provide, as appropriate, spare 1S sample cylinders, valves and plugs. DOE will provide other equipment (i.e., seapacks, tamper-indicating devices) as listed in Attachment 6 as necessary to support the delivery schedule.

If any of the aforementioned property does not meet the required specifications, or has unacceptable damage, or is otherwise in unacceptable condition, TENEX shall not accept the Government-furnished equipment. The DOE will provide an acceptable substitute to replace the rejected property. In this case, TENEX shall have the right to postpone the delivery of the enriched product for the relevant number of days.


H.27     POSSIBLE RETURN OF NATURAL URANIUM COMPONENT TO TENEX

For the amount of natural uranium that is delivered in the LEU but not ordered by DOE in the previous fiscal year TENEX will have the option at the annual review to request that all or part of such natural uranium be returned to TENEX. DOE would have the option to order this amount of natural uranium. If DOE does not choose to exercise its option then TENEX would have the right to take possession of the natural uranium in accordance with mutually satisfactory arrangements. In the event TENEX exercises this right, it shall be responsible for all costs associated with removal of the material from the enrichment site.


H.28     TERMINATIONS

Without prejudice to the application of Clause 30 of Part III, Section J, Attachment 1, should the Government-to-Government Agreement expire or be terminated by the respective Governments, either party shall be entitled, at any time, to then decide to give written notice to terminate the contract in accordance with the Government-to Government Agreement and its termination provision.


H.29     CONSEQUENTIAL DAMAGES

Prior to acceptance of all deliverables under this contract in accordance with Clause E.02, in no event, whether under contract, tort (including negligence or strict liability), warranty or otherwise, shall either party to this contract be liable to the other party to this contract for any incidental, special, or consequential damages of any nature, arising out of, connected with, or resulting from the performance of or failure to perform this contract, including, without limitation, lost profits, loss of use of facilities, cost of capital, or cost of replacement power. However, this clause will not be applicable in the case of a material breach of contract by either party. In the event of untimely delivery due to the fault or negligence of the contractor, the contractor agrees to reimburse the Department of Energy for any additional costs incurred by the Department to meet its contractual responsibilities with customers dependent on the shipments from the seller.
The Department of Energy will use its best efforts to obtain suitable replacement material at the same or lower cost to meet its contractual commitments.

         In Witness Whereof, the parties have executed this Agreement:

UNITED STATES ENRICHMENT CORPORATION          TECHSNABEXPORT CO. LTD.



By:    /s/ William H. Timbers, Jr.             /s/ Albert A. Shishkin
       -----------------------------          ----------------------------------
       William H. Timbers, Jr.                Albert A. Shishkin
       Transition Manager                     President


Date:  14 January 1994                        Date:  14 January 1994
       -----------------------------                 ---------------------------


                                              /s/ Alexei A. Grigoriev
                                              ----------------------------------
                                              Alexei A. Grigoriev
                                              Director
                                              URANSERVIS



                                              Date:  14 January 1994
                                                     ---------------------------

                                    ADDENDUM



As contemplated in Article III of the Agreement Between the Government of the United States of America and the Government of the Russian Federation Concerning the Disposition of Highly Enriched Uranium Extracted from Nuclear Weapons of February 18, 1993, the United States of America has designated the United States Enrichment Corporation as its Executive Agent for purposes of said Agreement, replacing the United States Department of Energy.

By virtue this designation, the United States Enrichment Corporation is Executive Agent for the United States of America for purposes of this contract, currently referenced as contract DE-AC0l-93NE50067. The United States Enrichment Corporation's Contracting Officer, pursuant to authority provided under section H.12 of this contract, shall make all necessary administrative changes to this contract resulting from the change by the United States of America of its Executive Agent from the United States Department of Energy to the United States Enrichment Corporation.



UNITED STATES ENRICHMENT CORPORATION          TECHSNABEXPORT CO. LTD.



By:    /s/ William H. Timbers, Jr.            /s/ Albert A. Shishkin
       -----------------------------          ----------------------------------
       William H. Timbers, Jr.                Albert A. Shishkin
       Transition Manager                     President


Date:  14 January 1994                        14 January 1994
       -----------------------------          ----------------------------------


                                              /s/ Alexei A. Grigoriev
                                              ----------------------------------
                                              Alexei A. Grigoriev
                                              Director
                                              URANSERVIS





                                     20-A

                             PREAMBLE TO SECTION I




The Contractor shall accept the application of the following FAR provisions included into this contract taking into consideration the assurance of DOE that U.S. law and regulations provide that these provisions are to be included by statute or regulation in the contract with a foreign entity.

If later the Parties find that any or all of these provisions are not required by statute or regulation to be included as part of the contract, the Contractor shall be free of the obligations arising from any or all such provisions.

                                    PART II

                                   SECTION I

                                CONTRACT CLAUSES


THE FOLLOWING ARE ADDITIONAL CONTRACT CLAUSES WHICH SUPPLEMENT ATTACHMENT 1, CLAUSE SERIES 301.


I.10     FAR 52.212-15 GOVERNMENT DELAY OF WORK (APR 1984)

         (a) If the performance of all or any part of the work of this contract is delayed or interrupted (1) by an act of the Contracting Officer in the administration of this contract that is not expressly or impliedly authorized by this contract, or (2) by a failure of the Contracting Officer to act within the time specified in this contract, or within a reasonable time if not specified, an adjustment (excluding profit) shall be made for any increase in the cost of performance of this contract caused by the delay or interruption and the contract shall be modified in writing accordingly. Adjustment shall also be made in the delivery or performance dates and any other contractual term or condition affected by the delay or interruption. However, no adjustment shall be made under this clause for any delay or interruption to the extent that performance would have been delayed or interrupted by any other cause, including the fault or negligence of the Contractor, or for which an adjustment is provided or excluded under any other term or condition of this contract.

         (b) A claim under this clause shall not be allowed (1) for any costs incurred more than 20 days before the Contractor shall have notified the Contracting Officer in writing of the act or failure to act involved, and (2) unless the claim, in an amount stated, is asserted in writing as soon as practicable after the termination of the delay or interruption, but not later than the day of final payment under the contract.


I.11     FAR 52.232-28 ELECTRONIC FUNDS TRANSFER PAYMENT METHODS (APR 1989)


Payment under this contract will be made by the government either by check or electronic funds transfer (though the Treasury Fedline Payment System [(FEDLINE) or the Automated Clearing House (ACH)], at the option of the government. After award, but no later than 14 days before an invoice or contract financing request is submitted, the Contractor shall designate a financial institution for receipt of electronic funds transfer payments, and shall submit this designation to the Contracting Officer or other Government official, as directed.

         (a) For payment through FEDLINE, the Contractor shall provide the following information:

         (1) name, address, and telegraphic abbreviation of the financial institution receiving payment.

         (2) The American Bankers Association 9-digit identifying number for wire transfers of the financing institution receiving payment if the institution has access to the Federal Reserve Communications System.

         (3) Payee's account number at the financial institution where funds are to be transferred.

         (4) If the financial institution does not have access to the Federal Reserve Communications System, name address, and telegraphic abbreviation of the correspondent financial institution through which the financial institution receiving payment obtains wire transfer activity. Provide the telegraphic abbreviation and American Bankers Association identifying number for the correspondent institution.

         (b) For payment through ACH, the Contractor shall provide the following information:

         (1) Routing transit number of the financial institution receiving payment (same as American Bankers Association identifying number used for FEDLINE),

         (2)     Number of account to which funds are to be deposited.

         (3)     Type of depositor account ("C" for checking, "S" for savings),

         (4) If the Contractor is a new enrollee to the ACH system, a "Payment Information Form," SF 3881, must be completed before payment can be processed.

         (c) In the event the Contractor, during the performance of this contract, elects to designate a different financial institution for the receipt of any payment using electronic funds transfer procedures, notification of such changes and the required information specified above must be received by the appropriate Government official 30 days prior to the date such change is to become effective.

         (d) The documents furnishing the information required in this clause must be dated and contain the signature, title, and telephone number of the Contractor official authorized to provide it, as well as the Contractor's name and contract number.

         (e) Contractor failure to properly designate a financial institution or to provide appropriate payee bank account information may delay payments of amounts otherwise properly due.


I.12     FAR 52.216-18 ORDERING (APR 1984)

         (a) Any supplies and services to be furnished under this contract shall be ordered by issuance of delivery orders by the individuals or activities designated to the Schedule. Such orders may be issued within 20 years from the effective date of the contract.

         (b) All delivery orders are subject to the terms and conditions of this contract. In the event of conflict between a delivery order and this contract, the contract shall control.

         (c) If mailed, a delivery order is considered "Issued" when the Government deposits the order by registered or certified mail. Orders may be issued orally or by written telecommunications only if authorized in the Schedule.


I.14     DEFINITE QUANTITY (FAR 52.216-20) (APR 1984)

         (a) This is an definite-quantity contract for the supplies or services specified, and effective for the period stated, in the Schedule.

         (b) The Government shall order the quantity of supplies or services specified in the Schedule, and the Contractor shall furnish them when ordered. Delivery or performance shall be at location designated in orders issued in accordance with the Ordering clause and the Schedule.

         (c) Except for any limitations on quantities in the Delivery-Order Limitations clause or in the Schedule, there is no limit on the number of orders requiring delivery to multiple destinations or performance at multiple locations.

         (d) Any order issued during the effective period of this contract and not completed within that time shall be completed by the Contractor within the time specified in the order. The contract shall govern the Contractor's and Government's rights and obligations with respect to that order to the same extent as if the order were completed during the contract's effective period; provided, that the Contractor shall not be required to make any deliveries under this contract after September 30, 2013.


I.15     FAR 52.216-19 DELIVERY ORDER LIMITATIONS (APR 1984)

         (a) Minimum order. When the Government requires supplies or services covered by this contract in an amount less than (See Clause B.05) the Government is not obligated to purchase, nor is the Contractor obligated to furnish, those supplies or services under the contract.

         (b) Maximum order. The Contractor is not obligated to honor any order for LEU derived from HEU which requires the contractor to deliver in excess of (See Clause B.05) during any given 12 month period.

I.20 FAR 52.223-3 HAZARDOUS MATERIAL IDENTIFICATION AND MATERIAL SAFETY DATA - ALTERNATE I (NOV 1991)

         (a) "Hazardous material", as used in this clause, includes any material defined as hazardous under the latest version of Federal Standard No. 313 (including revisions adopted during the term of the contract).

         (b) The offeror must list any hazardous material, as defined in paragraph (a) of this clause, to be delivered under this contract. The hazardous material shall be properly identified and include any applicable identification number, such as National Stock Number or Special Item Number. This information shall also be included on the Material Safety Data Sheet submitted under this contract.

                 Material                  Identification Number
                 --------                  ---------------------
                 Enriched Uranium          Class UN 2977

         (c) The apparently successful offeror, by acceptance of the contract, certifies that the list in paragraph (b) of this clause is complete. This list must be updated during performance of the contract whenever the Contractor determines that any other material to be delivered under this contract is hazardous.

         (d) The apparently successful offeror agrees to submit, for each item as required prior to award, a Material Safety Data Sheet, meeting the requirements of 29 CFR 1910.1200(g) and the latest version of Federal Standard No. 313, for all hazardous material identified in paragraph (b) of this clause. Data shall be submitted in accordance with Federal Standard No. 313, whether or not the apparently successful offeror is the actual manufacturer of these items. Failure to submit the Material Safety Data Sheet prior to award may result in the apparently successful offeror being considered not responsible and ineligible for award.

         (e) If, after award, there is a change in the composition of the item(s) or a revision to Federal. Standard No. 313, which renders incomplete or inaccurate the data submitted under paragraph (d) of this clause or the certification submitted under paragraph (c) of this clause, the Contractor shall promptly notify the Contracting Officer and resubmit the data.

         (f) Neither the requirements of this clause nor any act or failure to act by the Government shall relieve the Contractor of any responsibility or liability for the safety of Government, Contractor, or subcontractor personnel or property.

         (g) Nothing contained in this clause shall relieve the Contractor from complying with applicable Federal, State, and local laws, codes, ordinances, and regulations (including the obtaining of licenses and permits) in connection with hazardous material.

         (h) The Government's rights in data furnished under this contract with respect to hazardous material are as follows:

         (1) To use, duplicate and disclose any data to which this clause is applicable. The purposes of this right are to --

                 (i) Apprise personnel of the hazards to which they may be exposed in using, handling, packaging, transporting, or disposing of hazardous materials;

                 (ii) Obtain medical treatment for those affected by the material; and

                 (iii) Have others use, duplicate, and disclose the data for the Government for these purposes.

         (2) To use, duplicate, and disclose data furnished under this clause, in accordance with subparagraph (h) (l) of this clause, in precedence over any other clause of this contract providing for rights in data.

         (3) The Government is not precluded from using similar or identical data acquired from other sources.

                 (i) Except as provided in paragraph (i) (2), the Contractor shall prepare and submit a sufficient number of Material Safety Data Sheets (MSDS's), meeting the requirements of 29 CFR 1910.1200(g) and the latest version of Federal Standard No. 313, for all hazardous materials identified in paragraph (b) of this clause.

         (1) For items shipped to consignees, the Contractor shall include a copy of the MSDS's with the packing list or other suitable shipping document which accompanies each shipment. Alternatively, the Contractor is permitted to mail MSDS's to consignees in advance of receipt of shipments by consignees, if authorized in writing by the Contracting Officer.

         (2) For items shipped to consignees identified by mailing address as agency depots, distribution centers or customer supply centers, the Contractor shall provide one copy of the MSDS's in or on each shipping container. If affixed to the outside of each container, the MSDS's must be placed in a weather resistant envelope.


I.22     FAR 52.225-10 DUTY-FREE ENTRY (APR 1984)

         (a) Except as otherwise approved by the Contracting Officer, no amount is or will be included in the contract price for any duties on supplies specifically identified in the Schedule to be accorded duty-free entry. *

         (b) Except for supplies listed in the Schedule to be accorded duty-free entry, and except as provided under any other clause of this contract or in paragraph (c) below, the following procedures apply:



--------------------
 * The importer is responsible for any U.S. import duties associated with LEU purchases by the importer pursuant to this contract.

         (1) The Contractor shall notify the Contracting Officer in writing of any purchase of foreign supplies (including, without limitation, raw materials, components, and intermediate assemblies) in excess of $10,000 that are to be imported into the customs territory of the United States for delivery to the Government or for incorporation into end items to be delivered under this contract. The notice shall be furnished to the Contracting Officer at least 20 days before the importation and shall identify (i) the foreign supplies, (ii) the estimated amount of duty, and (iii) the country of origin.

         (2) If the Contracting Officer determines that these supplies should be entered duty-free, the Contracting Officer shall notify the Contractor within 10 days.

         (3) Except as otherwise approved by the Contracting Officer, the contract price shall be reduced (or the allowable cost shall not include) the amount of duty that would be payable if the supplies were not entered duty-free.

         (c) Paragraph (b) above shall not apply to purchases of foreign supplies if (l) they are identical in nature with items purchased by the Contractor or any subcontractor in connection with its commercial business and
(2) segregation of these supplies to ensure use only on Government contracts containing duty-free entry provisions is not economical or feasible.

         (d) The Contractor warrants that all supplies for which duty-free entry is to be claimed are intended to be delivered to the Government or incorporated into the end items to be delivered under this contract, and that duty shall be paid to the extent that these supplies, or any portion of them, are diverted to non-Governmental use, other than as scrap or salvage or as a result of a competitive sale authorized by the Contracting Officer.

         (e) The Government agrees to execute any required duty-free entry certificates for items specified in this contract or approved by the Contracting Officer and to assist the Contractor in obtaining duty-free entry of the supplies.

         (f) All shipping documents covering the supplies to be entered duty-free shall consign the shipments to the contracting agency in care of the Contractor and shall include the delivery address of the Contractor (or contracting agency, if appropriate). The documents shall bear the following information:

         (1)     Government prime contract number.

         (2)     Identification of carrier.

         (3) "The UNITED STATES GOVERNMENT," Duty-free entry to be claimed pursuant to Item No. 422.50-52, Tariff Schedules of the United States (19 U.S.C. 1202). Upon arrival of shipment at port of entry, District Director of Customs, please release shipment under 19 CFR 142 and notify the Department of Energy, Headquarters Procurement Operations, for execution of Customs Forms 7501 and 7501-A and any required duty-free entry certificates."

         (4) Gross weight in pounds (if freight is based on space tonnage, state cubic feet in addition to gross shipping weight).

         (5)     Estimated value in United States dollars.

         (g) The Contractor agrees to instruct the foreign supplier to consign the shipment as specified in (f) above, to mark all packages with the words "UNITED STATES GOVERNMENT" and the title of the contracting agency, and to accompany the shipment with at least two copies of the bill of lading (or other shipping document) for use by the District Director of Customs at the port of entry.

         (h) The Contractor agrees to notify in writing the cognizant contract administration office immediately upon notification from the Contracting Officer that duty-free entry will be accorded (or, if the duty-free supplies were listed in the contract Schedule, upon award by the Contractor to the overseas supplier). The notice shall identify (1) the foreign supplies,
(2) the country of origin, (3) the contract number, and (4) the scheduled delivery date(s).

         (i) The Contractor agrees to insert the substance of this clause in any subcontract under which --

         (1) There will be imported into the customs territory of the United States supplies identified in the Schedule as supplies to be accorded duty-free entry; or

         (2) Other foreign supplies in excess of $10,000 may be imported into the customs territory of the United States.


I.23     FAR 52.225-11 RESTRICTIONS ON CERTAIN FOREIGN PURCHASES (MAY 1992)

         (a) Unless advance written approval of the Contracting Officer is obtained, the Contractor shall not acquire for use in the performance of this contract --

         (1) Any supplies or services originating from sources within the communist areas of North Korea, Vietnam, Cambodia, or Cuba;

         (2) Any supplies that are or were located in or transported from or through North Korea, Vietnam, Cambodia, or Cuba;

         (3) Arms, ammunition, or military vehicles produced in South Africa, or manufacturing data for such articles; or

         (b) The Contractor shall not acquire for use in the performance of this contract supplies or services originating from sources within Iraq, any supplies that are or were located in or transported from or through Iraq, or any supplies or services from entities controlled by the Government of Iraq.

         (c) The Contractor agrees to insert the provisions of this clause, including this paragraph (c), in all subcontracts hereunder.


I.24 FAR 52.225-14 INCONSISTENCY BETWEEN ENGLISH TEXT TRANSLATION THEREOF (AUG 1989)

In the event of inconsistency between any terms of this contract and any translation thereof into another language, the English language meaning shall control.


I.33     FAR 52.229-7 TAXES--FIXED-PRICE CONTRACTS WITH FOREIGN GOVERNMENTS
         (JAN 1991)

         (a) "Contract date," as used in this clause, means the date set for bid opening or, if this is a negotiated contract or a modification, the effective date of this contract or modification.

         (b) The contract price, including the prices in any subcontracts under this contract, does not include any tax or duty that the Government of the United States and the Government of the Russian Federation have agreed shall not apply to expenditures made by the United States in the Russian Federation, or any tax or duty not applicable to this contract or any subcontracts under this contract, pursuant to the laws of the Russian Federation. If any such tax or duty has been included in the contract price, through error or otherwise, the contract price shall be correspondingly reduced.

         (c) If, after the contract date, the Government of the United States and the Government of the Russian Federation agree that any tax or duty included in the contract price shall not apply to expenditures by the United States in the Russian Federation, the contract price shall be reduced accordingly.

         (d) No adjustment shall be made in the contract price under this clause unless the amount of the adjustment exceeds $250.


I.48     DEAR 952.245-2 GOVERNMENT PROPERTY (FIXED-PRICE CONTRACTS) (DEC
         1989) -  ALTERNATE I (APR 1984)

         (a)     Government - furnished property.

         (1) The Government shall deliver to the Contractor, for use in connection with and under the terms of this contract, the Government-furnished property described in the Schedule or specifica-tions together with any related data and information that the Contractor may request and is reasonably required for the intended use of the property (hereinafter referred to as "Government-furnished property").

         (2) The delivery or performance dates for this contract are based upon the expectation that Government-furnished property suitable for use (except for property furnished "as-is") will be delivered to the Contractor at the times stated in the Schedule or, if not so stated, in sufficient time to enable the Contractor to meet the contract delivery or performance dates.

         (3) If Government-furnished property is received by the Contractor in a condition not suitable for the intended use, the Contractor shall, upon receipt of it, notify the Contracting Officer, detailing the facts, and, as directed by the Contracting Officer and at Government expense, either repair, modify, return, or otherwise dispose of the property. After completing the directed action and upon written request of the Contractor, the Contracting Officer shall make an equitable adjustment as provided in paragraph (h) of this clause.

         (4) If Government-furnished property is not delivered to the Contractor by the required time, the Contracting Officer shall, upon the Contractor's timely written request, make a determination of the delay, if any, caused the Contractor and shall make an equitable adjustment in accordance with paragraph (h) of this clause.

         (b)     Changes in Government-furnished property.

         (1) The Contracting Officer may, by written notice, (i) decrease the Government-furnished property provided or to be provided under this contract, or (ii) substitute other Government-furnished property for the property to be provided by the Government, or to be acquired by the Contractor for the Government, under this contract. The Contractor shall promptly take such action as the Contracting Officer may direct regarding the removal, shipment, or disposal of the property covered by such notice.

         (2) Upon the Contractor's written request, the Contracting Officer shall make an equitable adjustment to the contract in accordance with paragraph
(h) of this clause, if the Government has agreed in the Schedule to make the property available for performing this contract and there is any:

         (i) Decrease or substitution in this property pursuant to subparagraph (b) (1) above; or

         (ii) Withdrawal of authority to use this property, if provided under any other contract or lease.

         (c)     Title in Government property.

         (1) The Government shall retain title to all Government-furnished property.

         (2) All Government-furnished property and all property acquired by the Contractor, title to which vests in the Government under this paragraph (collectively referred to as "Government property"), are subject to the provisions of this clause. However, special tooling accountable to the contract is subject to the provisions of the Special Tooling clause is not subject to the provisions of this clause. Title to Government property shall not be affected by its incorporation into or attachment to any property not owned by the Government, nor shall Government property become a fixture or lose its identity as personal property by being attached to any real property.

         (3) Title to each item of facilities and special test equipment acquired by the Contractor for the Government under this contract shall pass to and vest in the Government when its use in performing this contract commences or when the Government has paid for it, whichever is earlier, whether or not title previously vested in the Government.

         (4) If this contract contains a provision directing the Contractor to purchase material for which the Government will reimburse the Contractor as a direct item of cost under this contract:

         (i) Title to material purchased from a vendor shall pass to and vest in the Government upon the vendor's delivery of such material; and

         (ii) Title to all other material shall pass to and vest in the Government upon:

         (A) Issuance of the material for use in contract performance;

         (B) Commencement of processing of the material or its use in contract performance; or

         (C) Reimbursement of the cost of the material by the Government, whichever occurs first.

         (d) Use of Government property. The Government property shall be used only for performing this contract, unless otherwise provided in this contract or approved by the Contracting Officer.

         (e)     Property administration.

         (1) The Contractor shall be responsible and accountable for all Government property provided under this contract and shall comply with Federal Acquisition Regulation (FAR) Subpart 45.5 and DOE Acquisition Regulation Subpart 945.5, as in effect on the date of this contract.

         (2) The Contractor shall establish and maintain a program for the use, maintenance, repair, protection, and preservation of Government property in accordance with sound industrial practice and the applicable provisions of Subpart 45.5 of the FAR and DOE Acquisition Regulation Subpart 945.5.

         (3) If damage occurs to Government property, the risk of which has been assumed by the Government under this contract, the Government shall replace the items or the Contractor shall make such repairs as the Government directs. However, if the Contractor cannot effect such repairs within the time required, the Contractor shall dispose of the property as directed by the Contracting Officer. When any property for which the Government is responsible is replaced or repaired, the Contracting Officer shall make an equitable adjustment in accordance with paragraph (h) of this clause.

         (4) The Contractor represents that the contract price does not include any amount for repairs or replacement for which the Government is responsible. Repair or replacement of property for which the Contractor is responsible shall be accomplished by the Contractor at its own expense.

         (f) Access. The Government and all its designees shall have access at all reasonable times to the premises in which any Government property is located for the purpose of inspecting the Government property.

         (g)     Limited risk of loss.

         (1) The term "Contractor's managerial personnel," as used in this paragraph, means the Contractor's directors, officers, and any of the Contractor's managers, superintendents, or equivalent representatives who have supervision or direction of:

         (i)     All or substantially all of the Contractor's business;

         (ii) All or substantially all of the Contractor's operation at any one plant or separate location at which the contract is being performed; or

         (iii) A separate and complete major industrial operation connected with performing this contract.

         (2) The Contractor shall not be liable for loss or destruction of, or damage to, the Government property provided under this contract (or, if an educational or nonprofit organization, for expenses incidental to such loss, destruction, or damage), except as provided in subparagraphs (3) and (4) below.

         (3) The Contractor shall be responsible for loss or destruction of, or damage to, the Government property provided under this contract (including expanses incidental to such loss, destruction, or damage):

         (i) That results from a risk expressly required to be insured under this contract, but only to the extent of the insurance required to be purchased and maintained, or to the extent of insurance actually purchased and maintained, whichever is greater;

         (ii) That results from a risk that is in fact covered by insurance or for which the Contractor is otherwise reimbursed, but only to the extent of such insurance or reimbursement;

         (iii) For which the Contractor is otherwise responsible under the express terms of this contract;

         (iv) That results from willful misconduct or lack of good faith on the part of the Contractor's managerial personnel; or

         (v) That results from a failure on the part of the Contractor, due to willful misconduct or lack of good faith on the part of the Contractor's managerial personnel, to establish and administer a program or system for the control, use, protection, preservation, maintenance, and repair of Government property as required by paragraph (e) of this clause.

         (4)(i)  If the Contractor fails to act as provided in paragraph (g)
(3) (v) above, after being notified (by certified mail addressed to one of the Contractor's managerial personnel) of the Government's disapproval, withdrawal of approval, or nonacceptance of the system or program, it shall be conclusively presumed that such failure was due to willful misconduct or lack of good faith on the part of the Contractor's managerial personnel.

         (ii) In such event, any loss or destruction of, or damage to, the Government property shall be presumed to have resulted from such failure unless the Contractor can establish by clear and convincing evidence that such loss, destruction, or damage:

         (A) Did not result from the Contractor's failure to maintain an approved program or system; or

         (B) Occurred while an approved program or system was maintained by the Contractor.

         (5) If the Contractor transfers Government property to the possession and control of a subcontractor, the transfer shall not affect the liability of the Contractor for loss or destruction of, or damage to, the property as set forth above. However, the Contractor shall require the subcontractor to assume the risk of, and be responsible for, any loss or destruction of, or damage to, the property while in the subcontractor's possession or control, except to the extent that the subcontract, with the advance approval of the Contracting Officer, relieves the subcontractor from such liability. In the absence of such approval, the subcontract shall contain appropriate provisions requiring the return of all Government property in as good condition as when received, except for reasonable wear and tear or for its use in accordance with the provisions of the prime contract.

         (6) Upon loss or destruction of, or damage to, Government property provided under this contract, the Contractor shall so notify the Contracting Officer and shall communicate with the loss and salvage organization, if any, designated by the Contracting Officer. With the assistance of any such organization, the Contractor shall take all reasonable action to protect the Government property from further damage, separate the damaged and undamaged Government property, put all the affected Government property in the best possible order, and furnish to the Contracting Officer a statement of:

         (i)     The lost, destroyed, or damaged Government property;

         (ii)    The time and origin of the loss, destruction, or damage;

         (iii) All known interests in commingled property of which the Government property is a part; and

         (iv) The insurance, if any, covering any part of or interest in such commingled property.

         (7) The Contractor shall repair, renovate, and take such other action with respect to damaged Government property as the Contracting Officer directs. If the Government property is destroyed or damaged beyond practical repair, or is damaged and so commingled or combined with property of others (including the Contractor's) that separation is impractical, the Contractor may, with the approval of and subject to any conditions imposed by the Contracting Officer, sell such property for the account of the Government.
Such sales may be made in order to minimize the loss to the Government, to permit the resumption of business, or to accomplish a similar purpose. The Contractor shall be entitled to an equitable adjustment in the contract price for the expenditures made in performing the obligations under this subparagraph
(g) (7) in accordance with paragraph (h) of this clause. However, the Government may directly reimburse the loss and salvage organization for any of their charges. The Contracting Officer shall give due regard to the Contractor' s liability under this paragraph (g) when making any such equitable adjustment.

         (8) The Contractor represents that it is not including in the price and agrees it will not hereafter include in any price to the Government any charge or reserve for insurance (including any self-insurance fund or reserve) covering loss or destruction of, or damage to, Government property, except to the extent that the Government may have expressly required the Contractor to carry such insurance under another provision of this contract.

         (9) In the event the Contractor is reimbursed or otherwise compensated for any loss or destruction of, or damage to, Government property, the Contractor shall use the proceeds to repair, renovate, or replace the lost, destroyed, or damaged Government property or shall otherwise credit the proceeds to or equitably reimburse the Government, as directed by the Contracting Officer.

         (10) The Contractor shall do nothing to prejudice the Government's rights to recover against third parties for any loss or destruction of, or damage to, Government property. Upon the request of the Contracting Officer, the Contractor shall, at the Government's expense, furnish to the Government all reasonable assistance and cooperation (including the prosecution of suit and the execution of instruments of assignment in favor of the Government) in obtaining recovery. In addition, where a subcontractor has not been relieved from liability for any loss or destruction of, or damage to, Government property, the Contractor shall enforce for the benefit of the Government the liability of the subcontractor for such loss, destruction, or damage.

         (h) Equitable adjustment. When this clause specifies an equitable adjustment, it shall be made to any affected contract provision in accordance with the procedures of the Changes clause. When appropriate, the Contracting Officer may initiate an equitable adjustment in favor of the Government. The right to an equitable adjustment shall be the Contractor's exclusive remedy. The Government shall not be liable to suit for breach of contract for:

         (1)     Any delay in delivery of Government-furnished property;

         (2) Delivery of Government-furnished property in a condition not suitable for its intended use;

         (3) A decrease in or substitution of Government-furnished property; or

         (4) Failure to repair or replace Government property for which the Government is responsible.

         (i) Final accounting and disposition of Government property. Upon completing this contract, or at such earlier dates as may be fixed by the Contracting Officer, the Contractor shall submit, in a form acceptable to the Contracting Officer, inventory schedules covering all items of Government property (including any resulting scrap) not consumed in performing this contract or delivered to the Government. The Contractor shall prepare for shipment, deliver f.o.b. origin, or dispose of the Government property as may be directed or authorized by the Contracting Officer. The net proceeds of any such disposal shall be credited to the contract price or shall be paid to the Government as the Contracting Officer directs.

         (j) Abandonment and restoration of Contractor's premises. Unless otherwise provided herein, the Government:

         (1) May abandon any Government property in place, at which time all obligations of the Government regarding such abandoned property shall cease; and

         (2) Has no obligation to restore or rehabilitate the Contractor's premises under any circumstances (e.g., abandonment, disposition upon completion of need, or upon contract completion) . However, if the Government-furnished property (listed in the Schedule or specifications) is withdrawn or is unsuitable for the intended use, or if other Government property is substituted, then the equitable adjustment under paragraph (h) of this clause may properly include restoration or rehabilitation costs.

         (k) Communications. All communications under this clause shall be in writing.

         (l) Overseas contracts. If this contract is to be performed outside of the U.S., its territories, or possessions, the words "Government" and "Government-furnished" (wherever they appear in this clause) shall be construed as "United States Government" and "United States
Government-furnished," respectively.


I.68     FAR 52.246-23 LIMITATION OF LIABILITY (APRIL 1984)

         (a) Except as provided in paragraphs (b) and (c) below, and except for remedies expressly provided elsewhere in this contract, the Contractor shall not be liable for loss of or damage to property of the Government (excluding the supplies delivered under this contract) that (1) occurs after

Government acceptance of the supplies delivered under this contract and (2) results from any defects or deficiencies in the supplies.

         (b) The limitation of liability under paragraph (a) above shall not apply when a defect or deficiency in, or the Government's acceptance of, the supplies results from willful misconduct or lack of good faith on the part of any of the Contractor's managerial personnel. The term Contractor's managerial personnel, as used in this clause, means the Contractor's directors, officers, and any of the Contractor's managers, superintendents, or equivalent representatives who have supervision or direction of -

         (1)     All or substantially all of the Contractor's business;

         (2) All or substantially all of the Contractor's operations at any one plant, laboratory, or separate location at which the contract is being performed; or

         (3) A separate and complete major industrial operation connected with the performance of this contract.

         (c) If the Contractor carries insurance, or has established a reserve for self-insurance covering liability for loss or damage suffered by the Government through purchase or use of the supplies required to be delivered under this contract, the Contractor shall be liable to the Government, to the extent of such insurance or reserve, for loss of or damage to property of the Government occurring after Government acceptance of, and resulting from any defects or deficiencies in, the supplies delivered under this contract.

         (d) The Contractor shall include this clause, including this paragraph (d), supplemented as necessary to reflect the relationship of the contracting parties, in all subcontracts.


I.69     FAR 52.252-6 AUTHORIZED DEVIATIONS IN CLAUSES (APR 1984)

         (a) The use in this solicitation or contract of any Federal Acquisition Regulation (48 CFR Chapter 1) clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the date of the clause.

         (b) The use in solicitation or contract of any Department of Energy Acquisition Regulation (DEAR) (48 CFR Chapter 9) clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the name of the regulation.


I.92     FAR 52.253-1 COMPUTER GENERATED FORMS (JAN 1991)

         (a) Any data required to be submitted on a Standard or Optional Form prescribed by the Federal Acquisition Regulation (FAR) may be submitted on a computer generated version of the form, provided there is no change to the name, content, or sequence of the data elements on the form, and provided the form carries the Standard or Optional Form number and edition date.

         (b) Unless prohibited by agency regulations, any data required to be submitted on an agency unique form prescribed by an agency supplement to the FAR may be submitted on a computer generated version of the form provided there is no change to the name, content, or sequence of the data elements on the form and provided the form carries the agency form number and edition date.

         (c) If the Contractor submits a computer generated version of a form that is different than the required form, then the rights and obligations of the parties will be determined based on the content of the required form.


I.93     FAR 52.223-7 NOTICE OF RADIOACTIVE MATERIALS (NOVEMBER 1991)

         (a) The Contractor shall notify the Contracting Officer or designee, in writing, sixty (60) days prior to delivery of, or prior to completion of any servicing required by this contract of, items containing either (1) radioactive material requiring specific licensing under the regulations issued pursuant to the Atomic Energy Act of 1954, as amended, as set forth in Title 10 of the Code of Federal Regulations, in effect on the date of this contract, or (2) other radioactive material not requiring specific licensing in which the specific activity is greater than 0.002 microcuries per gram or the activity per item equals or exceeds 0.01 microcuries. Such notice shall specify the part or parts of the items which contain radioactive materials, a description of the materials, the name and activity of the isotope, the manufacturer of the materials, and any other information known to the Contractor which will put users of the items on notice as to the hazards involved (OMB No. 9000-0107).

         (b) If there has been no change affecting the quantity of activity, or the characteristics and composition of the radioactive material from deliveries under this contract or prior contracts, the Contractor may request that the Contracting Officer or designee waive the notice requirement in paragraph (a) of this clause. Any such request shall --

         (1)     Be submitted in writing;

         (2) Contain a certification that the quantity of activity, characteristics, and composition of the radioactive material have not changed; and

         (3) Cite the contract number on which the prior notification was submitted and the contracting office to which it was submitted.

         (c) All items, parts, or subassemblies which contain radioactive materials in which the specific activity is greater than 0.002 microcuries per gram or activity per item equals or exceeds 0.01 microcuries, and all containers in which such items, parts or subassemblies are delivered to the Government shall be clearly marked and labeled as required by the latest revision of MIL-STD 129 in effect on the date of the contract.

         (d) This clause, including this paragraph (d), shall be inserted in all subcontracts for radioactive materials meeting the criteria in paragraph
(a) of this clause.

                                                               AMENDMENT NO. 001


         The purpose of this amendment to the above numbered Contract is to provide for advance payments under the Contract to the Contractor up to a total of $60,000,000. Accordingly, by mutual agreement of the parties, the Contract is amended as follows:

1. In Part I, Section B.20 delete the first sentence of the paragraph and redesignate the paragraph as paragraph (b). Add the following new paragraph
(a) to Section B.20:

         (a)(1) The Contractor may request advance payments under this Contract up to a total of $60,000,000, on the dates and in the amounts stated below, by submission of properly certified invoices on said dates to USEC Accounts Payable at 6903 Rockledge Drive, Fourth Floor, Bethesda, MD 20817. Within 15 days after the approval of such requests by the Contracting Officer, USEC shall make the advance payments.

                 Date                      Amount
                 ----                      ------
                 April 04, 1994            $15,000,000
                 April 29, 1994            $15,000,000
                 May 31, 1994              $15,000,000
                 June 30, 1994             $15,000,000

                                  Total    $60,000,000

         Advance payments shall be made in U.S. currency (by electronic
         transfer) to the following account:             ****          The
         Contractor shall provide the proper Russian Passport Number, if applicable, for the Techsnabexport Co. Ltd account in the certified invoices.

         (2) The Contractor agrees that it shall use such advance payments to pay expenses for the dismantling of strategic warheads from Ukraine and the production, and transportation to Ukraine, of fuel assemblies for use in commercial nuclear power plants. The Contractor shall furnish the Contracting Officer monthly statements specifying its use of the advance payments made under this Contract.

         (3) If this Contract is terminated, pursuant to Part II, Clause 30 or 31, USEC's obligation to make advance payments shall end on the date of termination and USEC shall be entitled to deduct from any amounts due the Contractor upon such termination, the amount of unliquidated advance payments made under this Contract. If, upon such termination, the amount of unliquidated advance payments made under this Contract exceed any amounts due the Contractor, the Contractor shall repay the excess to USEC upon demand.

         (4) USEC shall order LEU under this Contract equal to the total amount of advance payments provided to Contractor by April 30, 1995. The dollar amount of the advance payments made by USEC under this Contract shall be credited against the Contractor's invoices for payment for the deliveries of LEU ordered under this Contract until the dollar amount of advance payments made to the Contractor has been liquidated. After the full liquidation of the dollar amount of such advance payments, USEC shall resume to make payments for the delivery of LEU as required by this Contract.

2.       Add the following paragraph to Part I, Section G.02:

         (d) The Contractor shall subtract from the invoice amount the unliquidated amount of advance payments made by USEC pursuant to Part I, Section B.20 until USEC has been credited for the full amount of the advance payments made under this Contract.

         All other terms and conditions of the Contract shall remain in full force and effect.

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.


         In Witness Whereof, the parties have executed this Agreement:

         UNITED STATES ENRICHMENT                TECHSNABEXPORT CO., Ltd.
         CORPORATION


         By:  /s/ William H. Timbers, Jr.        By:   /s/Albert A. Shishkin
             ------------------------------          --------------------------
                  William H. Timbers, Jr.                 Albert A. Shishkin
                  President & Chief Executive             Director General
                  Officer

         Date:  April 6, 1994                     Date:  5.04.94
                ---------------------------              -----------------------


                                                 By:   /s/Alexei A. Grigoriev
                                                       ------------------------
                                                          Alexei A. Grigoriev
                                                          Director


                                                 Date:  5.04.94
                                                        -----------------------

                               AMENDMENT NO. 002


The purpose of this amendment to the above numbered Contract is to (i) clarify the specification that will be met by the low enriched uranium (LEU) supplied by the Contractor; (ii) specify the action to be taken if the LEU supplied by the Contractor, upon arrival at the Portsmouth Plant, fails to meet specification or assay requirements; and (iii) amend the schedule for the Contractor providing samples to the Government representative. Accordingly, by mutual agreement of the parties, the Contract is amended as follows:

1. In Part III, Section J, Attachment 2 add the following language to the end of the existing second paragraph:

         , which is provided in Addendum A to this Attachment 2 and which shall remain applicable until such time as it is amended by the ASTM

2. In Part III, Section I, Attachment 4, paragraph numbered 3 "Material Verification," delete the last sentence of paragraph 3(b) and replace with the following language:

         Sixty (60) days aver the contents of the 30B cylinder from which the Verification Samples were taken have arrived at the Portsmouth Plant, the UF6 that comprises the Verification Samples may be utilized by TENEX. USEC will advise TENEX of the date of the arrival of the cylinders at the Portsmouth plant.

3. In Part III, Section J, Attachment 4, paragraph numbered 3 "Material Verification," delete the last sentence of the first paragraph of paragraph 3(c) and replace with the following language

         The UF6 samples in the IS cylinder shall be provided by TENEX to the Government representative at least thirty (30) days prior to the projected shipping date of the 30B cylinder. Not later than 5 days before the due date of 30B cylinders shipping, the Customer will inform the Supplier about the permission (or non-permission) for cylinders shipping. In case of absence of this information, the Customer will bear the responsibility for not keeping the delivery time.

4. In Part III, Section J, Attachment 4, paragraph numbered 5 "Acceptance in St. Petersburg," delete the last two sentences of the second paragraph and replace with the following language:

         In addition, further tests may be concluded to verify that the UF6 meets the material assay and specification requirements as provided in Attachment 2 of this contract. If a discrepancy is noted as a result of these activities with regard to material assay, USEC shall notify TENEX and the parties shall seek to agree on a reasonable settlement.

         If a discrepancy is noted as a result of these activities with regard to specification requirements, acceptance of the UF6 shall be deemed not to have occurred, USEC shall notify TENEX and the parties shall seek to agree on a reasonable settlement. In the case of a disagreement which is not resolved by mutual agreement, the Verification Samples identified in paragraph 3(b) above shall be submitted for analysis to an independent third party, mutually agreed upon by the parties. The results of analysis conducted by the independent third party shall be conclusive on both parties if such results are within the range determined by TENEX's and the Government representatives' results. If the analysis results of the independent third party are outside of the range determined by TENEX's and the Government representatives' results, USEC and TENEX shall accept the results nearer to the independent third party's results. If the analysis results of the Verification Samples by the independent third party are not within specification limits, and if the material reasonably can be brought into specification by blending, either USEC will enter the disputed material into the cascade at the Portsmouth Plant or TENEX will provide USEC with material to blend with the disputed material sufficient for the resulting blended material to meet the specification requirements provided in Attachment 2, which option to exercise shall be determined by mutual agreement of the parties, except that if agreement is not reached within 60 days following USEC's receipt of the independent third party's results, USEC shall enter the disputed material into the cascade at the Portsmouth Plant and shall notify TENEX when the disputed material has been so entered, with the associated costs to USEC being included in said notification. TENEX shall be responsible for all costs associated with the exercise of either of the options stated in the preceding sentence. If an option is selected by mutual agreement of the parties, USEC shall provide TENEX with a statement of the costs to USEC associated with the selected option at its earliest convenience. If neither of the above options is exercised, TENEX shall, at its cost, remove the material that is not within specification limits and replace it with material within specification promptly.

                 - USEC will pay the "analysis costs" of the independent third party if the results are within specification limits, and TENEX will pay the "analysis costs" if the results are not within specification limits.

                 - As used in this subsection, the phrase "analysis costs" means the independent third party's charges, plus the additional cost, if any, of the packaging, handling, and transportation of the official Verification Samples to and from the independent third party. In the event that the independent third party is to employ an official Verification Sample for more than one determination, the foregoing analysis costs shall be allocated to such determination as mutually agreed by the parties prior to the furnishing of the official Verification Sample to the independent third party, or in the absence of such agreement, as determined by the independent third party.

         In Part I, Section E.02 add the following sentence at the end of the current paragraph:

                 However, if LEU is determined by Government representatives not to meet the specification requirements provided in Attachment 2, upon testing at the Portsmouth

                 Plant as provided in Attachment 4, acceptance of said LEU shall be deemed not to have occurred until the LEU has been brought within the specification requirements in accordance with the procedures provided in Attachment 4.

6. In Part III, Section J, Attachment 5, paragraph numbered 2 "Invoice Requirements," delete ", and" at the end of subsection "e" replace the same with a period "." and add the following language to the end of the provision, distinct from subsection "e":

                 Notwithstanding the foregoing, an invoice shall not constitute a proper invoice upon notice being provided to the Contractor, pursuant to Attachment 4, that the LEU shipped to the Portsmouth Plant has been determined by Government representatives not to meet the specification requirements provided in Attachment 2. In such an instance, an invoice issued in accordance with this Attachment, subsequent to the LEU being brought within the specification requirements in accordance with the procedures provided in Attachment 4, shall constitute a proper invoice.

7.       In Part I, Section G.02 add the following paragraph:

         (e) The Contractor shall subtract from the invoice amount any costs that the Contractor has agreed to reimburse to USEC in amounts and quantities to be mutually agreed upon until USEC has been credited for the full amount to be reimbursed.

         All other terms and conditions of the Contract shall remain in full force and effect.

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

         In Witness Whereof, the parties have executed this Agreement

         UNITED STATES ENRICHMENT          TECHSNABEXPORT CO., Ltd.
         CORPORATION

         By: /s/ George P. Rifakes         By: /s/ Albert A. Shishkin
             -------------------------         ---------------------------------
                 George P. Rifakes                 Albert A. Shishkin
                 Executive Vice President          General Director

         Date:  2/1/95                      Date:
                ----------------------             -----------------------------


                                           By:  /s/ Alexei A. Grigoriev
                                                --------------------------------
                                                    Alexei A. Grigoriev
                                                    Director

                                           Date:  2/1/95
                                                  ------------------------------

                                                               AMENDMENT NO. 003


         The purpose of this amendment to the above numbered Contract is to provide for an additional advance payment under the Contract to the Contractor up to a total of an additional $100,000,000. Accordingly, by mutual agreement of the parties, the Contract is amended as follows:

1. In Part I, Section B.20 redesignate existing paragraphs (a) and (b) as paragraph (b) and (c), respectively. Add the following new paragraph (a) to Section B.20:

         (a)(1) The Contractor may request an advance payment under this Contract up to a total of $100,000,000, during July, 1995, by submission of a properly certified invoice on said date to USEC Accounts Payable at 6903 Rockledge Drive, Fourth Floor, Bethesda, MD 20817. Within 15 days after the approval of such request by the Contracting Officer, USEC shall make the requested advance payment in U.S. currency (by electronic transfer) to the following account:
                                      ****                                The
         Contractor shall provide the proper Russian Passport Number, if applicable, for the Techsnabexport Co. Ltd account in the certified invoice.

         (2) The Contractor agrees that the advance payments made under this paragraph (a) is for the purpose of facilitating the delivery of nuclear fuel to Ukraine in implementation of the Trilateral Statement by the Presidents of the United States, Russia and Ukraine, signed on January 14, 1994.

         (3) USEC and the Contractor cannot take actions to terminate the Contract until all obligations under this Amendment, and Amendment 001, including the repayment of all outstanding advance payments and carrying costs have been met.

         (4) If this Contract is terminated, USEC shall deduct from any amounts due the Contractor upon such termination the amount of unliquidated advance payments made under part I, Section B.20, paragraph (b) of this Contract, and, after deducting the unliquidated advance payments made under said paragraph (b), shall deduct the amount of the unliquidated advance payment made under this paragraph
         (a) plus accrued carrying costs related thereto of    ***     per year
         from the date such advance payment is made. If, upon such termination, the amount of unliquidated advance payments made under either Part I, Section B. 20, paragraph (b) of this Contract, or this paragraph (a) plus accrued carrying costs, exceeds any amounts due the Contractor, the Contractor shall deliver to USEC an amount of LEU enriched to 4.4% U-235 either within 90 days of such termination date or within 90 days of the date of delivery by USEC of empty clean 30B cylinders necessary for delivery of the abovementioned amount of LEU, whichever is later, equal in value to this excess. For the purposes of meeting this obligation to USEC, the LEU enriched to 4.4% U-235 shall be priced at $780 per kg.

         (5) In calendar year 1996, subsequent to the full liquidation of the advance payments totaling $60 million provided to the Contractor under Part I, Section B.20, paragraph (b) of this Contract, the dollar amount of the advance payment made by USEC under this paragraph (a),
         plus accrued carrying costs of    ***     per year related to the
         unliquidated amount of the advance payment from the date such advance payment is made, shall be credited against 50 percent of each of the Contractor's invoices for payment of LEU delivered under this Contract until a dollar amount equal to $50 million plus accrued carrying costs has been liquidated. In calendar year 1997, the dollar amount of the outstanding balance of the advance payment made by USEC under this
         paragraph (a), plus accrued carrying costs of    ***     per year
         related to the unliquidated amount of the advance payment from the date such advance payment is made, shall be credited against 50 percent of each of the Contractor's invoices for payment of LEU delivered under this Contract until the dollar amount of the advance payment made to the Contractor plus accrued carrying costs has been fully liquidated.

         (6) USEC and the Contractor agree that, if Amendment No. 004 to this Contract is not effective prior to November 1, 1995 providing for payment by USEC for the value of the uranium component of LEU delivered under this Contract simultaneous with payment for the SWUs from said LEU, then USEC and the Contractor will seek an alternative mechanism by which to liquidate the advance payment made by USEC under this paragraph (a).

2.       In Part I, Section G.02 amend paragraph (d) to read as follows:

         (d) The Contractor shall subtract from the invoice amount the unliquidated amount of advance payments made by USEC pursuant to part I, Section B.20, consistent with paragraphs (a)(4), (a)(5) and (b)(4) of said Section B.20, until USEC has been credited for the full amount of the advance payment plus, to the extent specified in such paragraphs, accrued carrying costs.

         All other terms and conditions of the Contract shall remain in full force and effect.

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together shall, constitute one and the same instrument.

In Witness Whereof, the parties have executed this Agreement:

UNITED STATES ENRICHMENT                   TECHSNABEXPORT CO., Ltd
CORPORATION

By:             /s/                        By:            /s/
     ---------------------------------          -------------------------------

Date:June 30, 1995                         Date:   30.06.95
     ---------------------------------          -------------------------------

                                           By:       /s/
                                                -------------------------------

                                           Date:   30.06.95
                                                -------------------------------

                                                               AMENDMENT NO. 004


         WHEREAS, the parties desire to amend Contract No. DE-AC01-93NE50067 to provide for payment to the Contractor for the value of the uranium component of LEU delivered under the Contract simultaneous with payment for the SWU component of said LEU, subject to the occurrence of specific conditions which will permit USEC to release the natural uranium component of LEU delivered or its equivalent into the U.S. marketplace; and

         WHEREAS, the parties believe that such conditions will be met by November 1, 1995, and desire to adopt the contractual modifications necessary to provide for payment to the Contractor for the value of the uranium component of LEU delivered under the Contract on a simultaneous basis with payment for SWU as soon as these conditions have been achieved.

         THEREFORE, USEC and TENEX have agreed as follows:

1.       Conditions Precedent.

         The effectiveness of the provisions in Section 2 of this Amendment is conditioned upon the following circumstances:

         (a) U.S. legislation has been enacted and is in force authorizing the President of the United States to waive trade restrictions otherwise applicable to the natural uranium component of LEU delivered under this Contract and the corresponding utility-owned uranium product delivered to USEC pursuant to enrichment services contracts that are affected by the deliveries of LEU to USEC by the Contractor; and

         (b) All actions necessary to enable USEC to implement a tiered sales approach to releasing into the U.S. marketplace the natural uranium component of LEU delivered under this Contract and the corresponding utility-owned uranium product delivered to USEC pursuant to enrichment services contracts that are affected by deliveries of LEU to USEC under this Contract, as contemplated in the Protocol in Furtherance of the Initial Implementing Contract for the Agreement Between the Government of the United States of America and the Government of the Russian Federation concerning the Disposition of Highly Enriched Uranium Extracted from Nuclear Weapons signed by the President and Chief Executive Officer of the United States Enrichment Corporation and the Minister of the Russian Ministry of Atomic Energy on June 30, 1995, have been taken and completed; and

         (c) USEC provides written notification to the Contractor whether the above conditions have been satisfied by November 1, 1995.

2.       Modifications.

         The Contract is amended as follows:

A.01.    Modify Part I, Section B.06 DELIVERY ORDER PRICING as follows:

         (1) In the first paragraph of Section B.06, replace 1994 with 1995 in the first sentence and delete the provisions of the paragraph following the second sentence thereof, and add the following thereto:

"The price to be paid for SWU and the natural uranium component of LEU delivered after FY 1995 will be the prices agreed upon at the annual review held pursuant to Part I, Section H.08. Such prices will be established based upon U.S. inflation and changes in international market conditions for the fiscal year in which the order is placed.

A.02.    Modify Part I, Section B.20 PAYMENT CONDITIONS as follows:

         (1) Delete the first sentence of Section B.20, paragraph (c) and substitute therefor the following:

"Payment for the SWUs and the natural uranium component of the LEU ordered shall be made upon the delivery of the LEU ordered pursuant to the terms of this contract."

         (2)     Delete the last sentence of Section B.20, paragraph (c).

A.03.    Modify Part I, Section G.02 BILLING INSTRUCTIONS as follows:

         (1)     Substitute the following for paragraph (c) of Section G.02:

         "(c)    For billing purposes only, use the following formula for
calculating the invoice amount:

         ____SWUs in the LEU x Unit Price for SWU + ______ KgUs of the natural uranium component in the LEU x Unit Price for the natural uranium component = Invoice Amount."

A.04. Delete Part I, Section H.08, ANNUAL REVIEWS, paragraph (a)(4) and renumber paragraph (a)(5) as (a)(4).

A.05. Delete Part I, Section H.27 POSSIBLE RETURN OF NATURAL URANIUM COMPONENT TO TENEX.

         All other terms and conditions of the Contract shall remain in full force and effect.

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement.

UNITED STATES ENRICHMENT                   TECHSNABEXPORT Co., Ltd.
CORPORATION


By:       /s/                              By:             /s/
     -------------------------------            ----------------------------

Date:June 30, 1995                         Date:   30.06.95
     -------------------------------            ----------------------------

                                           By:       /s/
                                                ----------------------------

                                           Date:   30.06.95
                                                ----------------------------

                                                               AMENDMENT NO. 005



         AMENDMENT NO. 005, dated as of October 25, 1995, to Contract No. DE-AC01-93NE50067 entered into January 14, 1994 (Contract) by and between the United States Enrichment Corporation (USEC), Executive Agent of the United States of America, and Techsnabexport Co., Ltd. (TENEX), Executive Agent of the Ministry of Atomic Energy, Executive Agent of the Russian Federation.

         WHEREAS, pursuant to the annual review contemplated under Part I, Section H.08 of the Contract, USEC and TENEX desire to establish certain prices, quantities for delivery and other matters under the Contract.

         WHEREAS, USEC and TENEX recognize that the legislation contemplated in Amendment No. 004 to the contract will not be enacted as of November 1, 1995 as contemplated by such Amendment; and

         NOW, THEREFORE, USEC and TENEX agree as follows:

         1. For calendar year 1996, USEC may order LEU up to the amount of LEU contained in 12 MT of HEU.

         2. The first sentence of Part I, Section B.06 of the Contract is amended to read as follows:

         "The total amount of dollars for (i) 4.0% U-235 derived from HEU will be $689.72 per kilogram and (ii) 4.95% U-235 derived from HEU will be $905.44 per kilogram of each delivery order placed in calendar year 1996."

         3. The references in Amendment Nos. 003 and 004 to the Contract to the date November 1, 1995 are hereby changed to December 15, 1995.

         4. All other terms and conditions of the Contract shall remain in full force and effect.

         5. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

UNITED STATES ENRICHMENT                   TECHSNABEXPORT CO., Ltd.
CORPORATION



By:       /s/                              By:           /s/
     ------------------------------             ----------------------------


                                           By:           /s/
                                                ----------------------------

                                                               AMENDMENT NO. 006



         AMENDMENT NO. 006, dated as of February 13, 1996, to Contract No. DE-AC01-93NE50067 entered into January 14, 1994 (Contract) by and between the United States Enrichment Corporation (USEC), Executive Agent of the United States of America, and Techsnabexport Co., Ltd. (TENEX), Executive Agent of the Ministry of Atomic Energy, Executive Agent of the Russian Federation.

         WHEREAS, USEC and TENEX desire to amend the Contract in order to clarify certain administrative matters.

         NOW, THEREFORE, USEC and TENEX agree as follows:

         1. The second sentence of Part 1, Section B.06 of the contract is amended to read as follows:

         "For the purpose of pricing each delivery order, (i) one KgU 4.0% U-235 LEU consists of 5.276 SWUs at $82.10 per SWU and 9.002 KgUS of natural uranium at $28.50 per KgU, and (ii) one KgU 4.95% U-235 LEU consists of 7.101 SWUs at $82.10 per SWU and 11.314 KgUs of natural uranium at $28.50 per KgU.".

         2. The first sentence of the third paragraph of Section G.04 of the Contract is amended to read as follows:

         "Until otherwise agreed upon by the parties, all payments to TENEX
         shall be made to the following account:               ***

         3. For administrative purposes internal to the Russian Federation only, TENEX will include on all correspondence and other documents related to the Contract the following dual contract number: "DE-AC01-93NE50067, 08843672/50067-02".

         4. All other terms and conditions of the contract shall remain in full force and effect.

         5. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

UNITED STATES ENRICHMENT                   TECHSNABEXPORT CO., Ltd.
CORPORATION



By:       /s/                              By:           /s/
     ------------------------------             ----------------------------


                                           By:           /s/
                                                ----------------------------

                                                               AMENDMENT NO. 007



         AMENDMENT NO. 007, dated as of July 30, 1996, to Contract No. DE-AC01-93NE50067. 08843672/50067-02 entered into January 14, 1994 (Contract)
by and between the United States Enrichment Corporation (USEC), Executive Agent of the United States of America, and Techsnabexport Co., Ltd. (TENEX), Executive Agent of the Ministry of Atomic Energy, Executive Agent of the Russian Federation.

         WHEREAS, USEC and TENEX desire to amend the Contract in order to clarify certain issues.

         NOW, THEREFORE, USEC and TENEX agree as follows:

         1. USEC may substitute one or more P-10 sample cylinders, but not more than the number agreed upon in the Working Document, for each 1S sample cylinder contemplated for use under the Contract.

         2. All sample cylinders, including 1S and P-10 sample cylinders, filled under the Contract shall be filled by TENEX free of charge.

         3. USEC shall pay for all of the LEU material contained in 1S and P-10 sample cylinders delivered to USEC under the Contract.

         4. The price for the SWU component of LEU material contained in sample cylinders shall be the same as the price for the SWU component of the corresponding material delivered in 30B cylinders. The price for the natural uranium component of LEU material contained in sample cylinders shall be $28.50 per KgU.

         5. TENEX shall issue one invoice for the total amount of LEU material contained in sample cylinders delivered to USEC through July 29, 1996, starting from Delivery 1 of 1995 through Delivery 6 of 1996, inclusive. USEC shall remit payment of the amount properly invoiced by wire transfer in accordance with Part I, Section G.04 of the contract.

         6. For all deliveries of sample cylinders to USEC on or after July 29, 1996, TENEX shall invoice USEC, and USEC shall effect payment for LEU contained in sample cylinders, in accordance with the Contract billing and remittance terms and conditions.

         7. All other terms and conditions of the contract shall remain in full force and effect.

         8. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.



UNITED STATES ENRICHMENT                   TECHSNABEXPORT CO., Ltd.
CORPORATION



By:       /s/                              By:           /s/
     ------------------------------             ----------------------------


                                           By:           /s/
                                                ----------------------------

                                                               AMENDMENT NO. 008



         AMENDMENT NO. 008, dated as of September 4, 1996, to Contract No. DE-AC01-93NE50067, 08843672/50067-02 entered into January 14, 1994 (Contract)
by and between the United States Enrichment Corporation (USEC), Executive Agent of the United States of America, and Techsnabexport Co., Ltd. (TENEX), Executive Agent of the Ministry of Atomic Energy, Executive Agent of the Russian Federation. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Contract.

         WHEREAS, the USEC Privatization Act (Pub. L. 104-134, Title III, Ch. 1, Subch. A) was recently enacted in the United States and contain provisions regarding the disposition of the natural uranium component of LEU delivered under the Contract; and

         WHEREAS, USEC and TENEX desire to amend the Contract to reflect TENEX's desire, consistent with the provisions of Pub. L. 104-134, to take delivery of natural uranium hexafluoride equivalent to the natural uranium component of LEU delivered under the Contract beginning in calendar year 1997; and

         WHEREAS, the parties wish to address certain other administrative matters related to the Contract.

         NOW, THEREFORE, USEC and TENEX agree as follows:

         SECTION 1. With respect to each shipment of LEU ordered and delivered under the Contract during calendar year 1996, USEC shall order and make payment for the natural uranium component thereof at the price for the natural uranium component set forth in the Contract and at the same time that USEC is required under the terms of the Contract to pay for the SWU component of such LEU.

         SECTION 2.       The Contract is hereby amended as follows:

         (a) The last three sentences of the first paragraph of Part 1, Section B.06 are deleted and replaced by the following:

                 "USEC shall have no obligation to pay for the natural uranium component of any LEU delivered after calendar year 1996.".

         (b) The first and last sentences of paragraph (c) of Part I, Section B.20 are deleted.

         (c) Section C "Description/Specifications/Work Sheet" of the Contract is amended by adding at the end thereof a new section as follows:

                 "C.04    GOOD AND MARKETABLE TITLE

                 "TENEX represents and warrants to USEC that TENEX will convey to USEC good and marketable title to the LEU delivered to USEC pursuant to this contract free and clear of any liens, encumbrances, security interests or other adverse claims.".

         (d) Paragraph (c) of Part I, Section G.02 is amended to read in full as follows:

                 "For billing purposes only, use the following formulas for calculation of invoice amounts:

                 (1) With respect to invoices for material delivered in calendar year 1996:

                 _____ SWUs in LEU x Unit Price + _____ KgUs of natural uranium in LEU x Unit Price = Invoice Amount

                 (2) With respect to invoices for material delivered after calendar year 1996:

                 _____ SWUs in LEU x Unit Price = Invoice Amount.".

         (e) Paragraph (a)(4) of Part I, Section H.08 is deleted and paragraph (a)(5) is redesignated as paragraph (a)(4).

         (f) Part I, Section H.18 is amended by adding at the end thereof the following:

                 "In the event of the imposition of any duty associated with the import of LEU under this contract, all deliveries of LEU hereunder shall be immediately suspended until such time as the parties mutually agree to resume such deliveries.".

         (g)     Part I, Section H.27 is amended to read as follows:

                 "H.27 DELIVERY OF NATURAL URANIUM TO TENEX

                 "(a) With respect to each shipment of LEU delivered to USEC under this contract after calendar year 1996, USEC shall deliver to TENEX natural uranium in the form of natural uranium hexafluoride (UF6nat) in an amount equal to the natural uranium component of such LEU. USEC shall deliver such UF6nat to TENEX at any North American facility designated by TENEX provided that such facility is properly licensed and authorized to receive and hold such material. TENEX shall provide written notice to USEC of the facility or facilities at which it is electing to take delivery of UF6nat with respect to each shipment of LEU under the contract at least 120 days prior to the start of the month during which delivery of such LEU is scheduled to occur.

                           "(i) If TENEX elects to take delivery of such UF6nat
                          by book transfer at one of USEC's gaseous diffusion plants, or another facility at which USEC has an uncommitted quantity of material sufficient to cover such delivery to TENEX (a "Book Transfer Facility"), then such UF6nat shall be delivered to TENEX by book transfer on the same date that title to such LEU passes to USEC pursuant to this contract. If USEC owns or operates the Book Transfer Facility, then USEC and TENEX shall, prior to such delivery, enter into a storage agreement setting forth the terms and conditions pursuant to which USEC will store such UF6nat on behalf of TENEX. The terms and conditions of such storage agreement shall be no less favorable to TENEX than USEC offers to its other customers for the same services.

                          "(ii) If TENEX elects to take delivery of such UF6nat at a facility that is not a Book Transfer Facility, then such UF6nat shall be delivered to TENEX on a date to be agreed to by TENEX and USEC taking into account TENEX's responsibility to arrange for cylinders to complete such delivery and a reasonable time for USEC to arrange for the transfer of such material. In such event, TENEX shall reimburse USEC, in accordance with subsection (d), for any expenses incurred by USEC to deliver such UF6nat to such facility. USEC shall use reasonable efforts to minimize such reimbursable expenses.

                 "(b)     Whether TENEX elects to take delivery at a facility
                 under subsection (a)(i) or (a)(ii), title to and the risk of loss of UF6nat delivered to TENEX pursuant to this section shall pass to TENEX when title to the associated LEU being delivered to USEC in St. Petersburg, Russia passes to USEC. TENEX shall hold and dispose of all UF6nat delivered to TENEX pursuant to this section in accordance with all applicable laws, including Pub. L. 104-134.

                 "(c)     UF6nat delivered to TENEX pursuant to this section
                 shall conform to ASTM designation C-787-90, which shall remain applicable until such time as it is amended by the ASTM. USEC represents and warrants to TENEX that USEC will convey to TENEX good and marketable title to the UF6nat delivered to TENEX pursuant to this section free and clear of any liens, encumbrances, security interests or other adverse claims.

                 "(d)     USEC shall submit invoices, accompanied by
                 documentary evidence of expenses where applicable, to TENEX for expenses reimbursable under subsection (a)(ii). TENEX shall remit payment for each such invoice in U.S. dollars by electronic funds transfer within 60 days of receipt of such invoice to an account designated by USEC in writing to TENEX.

                 "(e)     Except as provided in Part I, Section H.18, any
                 taxes, tariffs, duties or similar charges imposed on UF6nat delivered to TENEX pursuant to this section prior to the delivery of such UF6nat to TENEX shall be paid by USEC.

                 "(f)     USEC and TENEX agree to cooperate to facilitate the
                 delivery of UF6nat as provided in this Amendment.".

         SECTION 3. Except as amended hereby, the Contract shall remain unchanged and in full force and effect. In the event that any conflict arises between this Amendment and the Contract, TENEX and USEC shall resolve such conflict consistent with the purpose of this Amendment as set forth in the recitals herein.

         SECTION 4. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.




UNITED STATES ENRICHMENT                   TECHSNABEXPORT CO., Ltd.
CORPORATION



By:       /s/                              By:           /s/
     ------------------------------             ----------------------------


                                           By:           /s/
                                                ----------------------------

CONFIDENTIAL

                                                               AMENDMENT NO. 009



         AMENDMENT NO. 009, dated as of November 14, 1996, to Contract No. DE-AC01-93NE50067, 08843672/50067-02 entered into January 14, 1994 (Contract)
by and between the United States Enrichment Corporation (USEC), Executive Agent of the United States of America, and Techsnabexport Co., Ltd. (TENEX), Executive Agent of the Ministry of Atomic Energy (MINATOM), Executive Agent of the Russian Federation. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Contract.

         WHEREAS, in connection with the annual review contemplated under Part I, Section H.08 of the contract, USEC and TENEX desire to establish prices and quantities for deliveries in calendar years 1997, 1998, 1999, 2000 and 2001 under the Contract; and

         WHEREAS, TENEX has requested an advance payment of $100 million to be used only for the purposes set forth in Section 2(vi) of Article II of the Government-to-Government Agreement; and

         WHEREAS, the parties wish to address certain other administrative matters related to the Contract.

         NOW, THEREFORE, USEC and TENEX agree as follows:

         SECTION 1.       The Contract is hereby amended as follows:

         (a) The first paragraph of Part I, Section B.05 is amended to read in full as follows:

                 "TENEX will deliver the quantities of LEU specified by USEC in each delivery order. USEC may order the LEU contained in (i) 18 MT of HEU in calendar year 1997, (ii) 24 MT of HEU in calendar year 1998, and (iii) 30 MT of HEU in calendar year 1999 and in each year thereafter in accordance with Section 2(iii) of Article 2 of the Government-to-Government Agreement. Additional annual amounts may be ordered subject to mutual agreement (See Section H.08).".

         (b) In Part I, Section B.06, designate the existing first and second paragraphs as paragraphs (a) and (c), respectively, and insert after paragraph 9a) the following new paragraph:

                 "(b)(1) For SWU delivered in calendar year 1997, the price will be $84.50 per SWU. For SWU delivered in calendar years 1998, 1999, 2000 and 20001, the price will be $84.50 per SWU escalated from the second quarter of calendar year 1996 through the second quarter of the calendar year prior to the calendar year in which delivery is made using the Implicit Price Deflator for the U.S. Gross Domestic Product as published by the U.S. Department of Commerce, in accordance with the formula set forth in Appendix A hereto.

                 "(b)(2) For the purpose of pricing each delivery order, one KgU 4.0% U-235 LEU consists of 5.276 SWUs, one KgU 4.4% U-235 LEU consists of 6.039 SWUs and one KgU 4.95% U-235 LEU consists of 7.101 SWUs. In the event that USEC and TENEX agree on the delivery of LEU of another assay, then the parties shall agree on the number of SWU contained in one KgU of such material.

                 "(b)(3) In calendar year 2000, the parties shall meet to review prices under the contract in light of contract quantities and international market conditions and may agree on quantities and commit to prices for an additional five-year period or periods beginning with calendar year 2002.".

         (c)     In Part I, Section B.06, amend the first sentence of paragraph
(c) to read in full as follows:

                 "In the event that the parties do not establish prices for an additional five-year period or periods pursuant to paragraph
                 (b)(3), then the prices for calendar years after calendar year 2001 will be adjusted as part of the annual review.".

         (d) In Part I, Section B.20, redesignate existing paragraph (c) as paragraph (d) and insert after paragraph (b) the following new paragraph:

                 "(c)(1) TENEX may request an advance payment under this contract up to a total of $100,000,000 by submission of a properly certified invoice to USEC. Within 15 days after the approval of such request by the Contracting Officer, USEC shall make the requested advance payment to TENEX in accordance with Part I, Section G.04. Approval of such request will be made subsequent to notification from the U.S. Department of State that the transparency and other related issues currently being discussed between MINATOM and the U.S. Government have been satisfactorily resolved.

                 "(2)     TENEX agrees that the advance payment made under this
                 paragraph shall be used only in accordance with the purposes set forth in Section 2(vi) of Article II of the Government-to-Government Agreement.

                 "(3)     The unliquidated amount of the advance payment made
                 under this paragraph shall accrue interest at the rate of *** per year, the lender's financing cost applicable for the duration of the advance payment, compounded annually from the date such advance payment is made. USEC shall be entitled to credit an aggregate of $50 million, plus all accrued interest, against 50% of each invoice submitted by TENEX for payment of SWU delivered under this contract in calendar year 1998. USEC shall be entitled to credit the unliquidated amount of such advance payment, plus all remaining accrued interest thereon, against 50% of each invoice submitted by TENEX for payment of SWU delivered under this contract in calendar year 1999, and in subsequent years if the advance payment is not fully liquidated in 1999, until such advance payment and all accrued interest has been fully liquidated.

                 "(4)     Neither USEC nor TENEX shall take any action to
                 terminate this contract until all obligations under this Section B.20, including the repayment of all outstanding advance payments and accrued interest and carrying costs, have been met.

                 "(5)     If this contract is terminated, USEC shall deduct
                 from any amounts due TENEX upon such termination the amount of all unliquidated advance payments made under this Section B.20, together with any accrued interest and carrying costs. If, upon such termination, the amount of such unliquidated advance payments and accrued interest and carrying costs exceeds any amounts due TENEX, then TENEX shall deliver to USEC an amount of LEU, enriched to an assay specified by USEC, which is equal in value to such excess. TENEX shall deliver such LEU by the later of 90 days after (i) the date of such termination and (ii) the date of delivery by USEC of empty clean 30B cylinders necessary for delivery of such LEU. USEC shall return the natural uranium component of such LEU to TENEX in accordance with Part I, Section H.27. For purposes of calculating the value of material to be delivered, the parties shall use a price of $84.50 per SWU escalated from the second quarter of calendar year 1996 through the second quarter of the calendar year prior to the calendar year in which delivery shall be made using the Implicit Price Deflator for the U.S. Gross Domestic Product as published by the U.S. Department of Commerce, in accordance with the formula set forth in Appendix A hereto.".

         (e) In Part I, Section G.02, amend paragraph (d) to read in full as follows:

                 "(d) The Contractor shall subtract from the invoice amount the unliquidated amount of advance payments made by USEC pursuant to Part I, Section B.20, consistent with the terms of such section, until USEC has been credited for the full amount of all advance payments plus, to the extent specified in such section, carrying costs and accrued interest."

         SECTION 2. Unless both parties otherwise agree, in the event that USEC does not make an advance payment of $100 million to TENEX by December 31, 1996 in accordance with the contract as amended by Section 1(d), then the amendments to the contract set forth in Sections 1(a) through (e) shall cease to be effective and the price for deliveries in calendar years 1997 and 1998 shall be $85 per SWU.

         SECTION 3. It is the parties' intention that USEC, and any successor to USEC, acting in its capacity as Executive Agent for the United States Government not be liable for (i) any claims arising from the performance of the Contract for indirect, direct or consequential damages to property owned by the Russian Federation or (ii) any third-party claims in any court or forum arising from the performance of the Contract for injury or damage occurring within or outside the territory of the Russian Federation that results from a nuclear incident occurring within the territory of the Russian Federation. At or prior to the next annual review meeting under the Contract, the parties shall take appropriate action to effectuate the purpose of this provision.

         SECTION 4. Except as amended hereby, the Contract shall remain unchanged and in full force and effect. In the event that any conflict arises between this Amendment and the Contract, TENEX and USEC shall resolve such conflict consistent with the purpose of this Amendment as set forth in the recitals herein.

         SECTION 5. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.





UNITED STATES ENRICHMENT                   TECHSNABEXPORT CO., Ltd.
CORPORATION



By:       /s/                              By:           /s/
     ------------------------------             ----------------------------


                                           By:           /s/
                                                ----------------------------

                                                               AMENDMENT NO. 009

                                   APPENDIX A

                               ESCALATION FORMULA

         (a) For purposes of calculating the price for SWU to be purchased in calendar years 1998, 1999, 2000 and 2001:

         P = 84.50(L(n)/I(o)) where

                 P        =       The price to be charged for SWU in LEU
                                  delivered to USEC in a given calendar year.

                 I(n)     =       The first final Implicit Price Deflator for
                                  the U.S. Gross Domestic Product ("IPD-GDP") for the second quarter (the "Second Quarter") of the calendar year immediately preceding the calendar year for which price is being calculated. In the event that the first final IPD-GDP for the Second Quarter is not available, the most recent first final published IPD-GDP for a quarter prior to the Second Quarter shall be used. All prices shall be subject to readjustment based on the first final IPD-GDP for the Second Quarter, once such value is published.

                 I(o)     =       The IPD-GDP for the second quarter of
                                  calendar year 1996, which is 109.5.

         (b) If the IPD-GDP is discontinued or the basis of its calculation is substantially modified, another index which has substantially the same purpose as the IPD-GDP shall be proposed by USEC to TENEX and such proposal shall become the new index unless, within thirty (30) days after receiving USEC's proposal, TENEX proposes a different index to USEC that TENEX believes is more likely to produce the same result as the IPD-GDP, in which case the parties shall mutually agree upon a new index.

         (c) A change in the base year of the IPD-GDP in itself shall not be construed as a substantial modification for purposes of paragraph (b) and, after such a change is adopted, the IPD-GDP values produced as a result of such change shall be used by the parties in accordance with paragraph (a).

                                                               AMENDMENT NO. 010



         AMENDMENT NO. 010, dated as of December 22, 1997, to Contract No. DE-AC01-93NE50067, 08843672/50067-02 entered into January 14, 1994 (Contract)
by and between the United States Enrichment Corporation (USEC), Executive Agent of the United States of America, and Techsnabexport Co., Ltd. (TENEX), Executive Agent of the Ministry of Atomic Energy (MINATOM), Executive Agent of the Russian Federation. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Contract.

         WHEREAS, the parties desire to amend the Contract to reflect changing delivery and economic conditions.

         NOW, THEREFORE, USEC and TENEX agree as follows:

         SECTION 1.       The Contract is hereby amended as follows:

         (a) In Part I, Section B.06, amend paragraph (b)(1) to read as follows:

                 "(b)(1) For SWU ordered for delivery in calendar year 1997, the price will be $84.50 per SWU. For SWU ordered for delivery in calendar year 1998, the price will be $85.50 per SWU. Subject to paragraph (b)(4), for SWU ordered for delivery in calendar year 1999, the price will be $86.50 per SWU. Subject to paragraph (b)(5), for SWU ordered for delivery in calendar years 2000 and 2001, the price will be $84.50 per SWU escalated from the second quarter of calendar year 1996 through the second quarter of the calendar year prior to the calendar year for which delivery has been ordered. Prices in calendar years 2000 and 2001 will be escalated as contemplated in this paragraph using the Implicit Price Deflator for the U.S. Gross Domestic Product as published by the U.S. Department of Commerce ("IPD-GDP"), in accordance with the formula set forth in Appendix A hereto.".

         (b) In Part I, Section B.06, insert the following subparagraphs at the end of paragraph (b):

                 "(4)     The price set forth in paragraph (b)(1) for SWU
                 ordered for delivery in calendar year 1999 was established in part based on an assumption that the first final IPD-GDP for the second quarter of calendar year 1998 (the "1998 deflator") will be 114.0. If the 1998 deflator is not 114.0, USEC will notify TENEX and adjust the calendar year 1999 price set forth in paragraph (b)(1) by the same percentage difference between the actual 1998 deflator and 114.0.

                                                               AMENDMENT NO. 010



                 "(5)     Beginning with SWU ordered for delivery in calendar
                 year 1998, USEC shall be entitled to purchase a minimum of 4,421,000 SWU at the calendar year 1998 price of $85.50 per SWU and a minimum of 5,528,000 SWU at the calendar year 1999 price of $86.50 per SWU. If for any reason the number of SWU delivered by TENEX in respect of delivery orders for calendar years 1998 and 1999 is not sufficient to satisfy USEC's minimum entitlements in the foregoing sentence, then USEC shall have the right to satisfy such entitlements at the prices set forth in the foregoing sentence (rather than the escalated price) with respect to SWU ordered for delivery in calendar year 2000 or in subsequent years if necessary.".

         (c) In Part I, Section B.20, amend paragraph (c)(3) to read as follows:

                 "(3)     In respect of the advance payment made under this
                 paragraph, USEC shall be entitled to credit an aggregate of $48 million against 50% of each invoice submitted by TENEX for payment of SWU ordered for delivery under this contract in calendar year 1998. USEC shall be entitled to credit an aggregate of $50 million against 50% of each invoice submitted by TENEX for payment of SWU ordered for delivery under this contract in calendar year 1999, and in subsequent years until an aggregate of $98 million has been credited against TENEX invoices.".

         SECTION 2. Except as amended hereby, the Contract shall remain unchanged and in full force and effect. In the event that any conflict arises between this Amendment and the contract, TENEX and USEC shall resolve such conflict consistent with the purpose of this Amendment as set forth in the recitals herein.

         SECTION 3. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

                                                               AMENDMENT NO. 010



         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.




UNITED STATES ENRICHMENT                   TECHSNABEXPORT CO., Ltd.
CORPORATION



By:       /s/                              By:           /s/
     ------------------------------             ----------------------------


                                           By:           /s/
                                                ----------------------------

                                                               AMENDMENT NO. 010




                                   APPENDIX A

                               ESCALATION FORMULA

         (a) For purposes of escalating prices for calendar years 2000 and 2001 as contemplated in paragraph (b)(1) of Section B.06:

         P=84.50(I(n)/I(o)) where

                 P        =       The price to be charged for SWU in LEU
                                  ordered for delivery to USEC in a given
                                  calendar year.

                 I(n)     =       The first final Implicit Price Deflator for
                                  the U.S. Gross Domestic Product ("IPD-GPD") for the second quarter (the "Second Quarter") of the calendar year immediately preceding the calendar year for which price is being calculated. In the event that the first final IPD-GPD for the Second Quarter is not available, the most recent first final published IPD-GDP for a quarter prior to the Second Quarter shall be used. All prices shall be subject to readjustment based on the first final IPD-GDP for the Second Quarter, once such value is published.

                 I(o)     =       The IPD-GDP for the second quarter of
                                  calendar year 1996, which is 109.5.

         (b) If the IPD-GDP is discontinued or the basis of its calculation is substantially modified, another index which has substantially the same purpose as the IPD-GDP shall be proposed by USEC to TENEX and such proposal shall become the new index unless, within thirty (30) days after receiving USEC's proposal. TENEX proposes a different index to USEC that TENEX believes is more likely to produce the same result as the IPD-GDP, in which case the parties shall mutually agree upon a new index.

         (c) A change in the base year of the IPD-GDP in itself shall not be construed as a substantial modification for purposes of paragraph (b) and, after such a change is adopted, the IPD-GDP values produced as a result of such change shall be used by the parties in accordance with paragraph (a).